                                                                   EXHIBIT 10.22


                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                  BY AND AMONG

                                FP BANCORP, INC.,

                          FIRST PACIFIC NATIONAL BANK,

                                 RB BANCORP AND

                             BANK OF RANCHO BERNARDO

                          DATED AS OF JANUARY 12, 1996

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

RECITALS.......................................................................................................  1

DEFINITIONS....................................................................................................  2

1.       THE REORGANIZATION AND RELATED MATTERS................................................................  4
         1.1        The Reorganization.........................................................................  4
                    1.1.1  Merger of RB Bancorp into FP Bancorp................................................  4
                    1.1.2  Merger of BRB into FPNB.............................................................  4
         1.2        Conversion of Shares at the Effective Time of
                    the Reorganization.........................................................................  4
                    1.2.1  Payment Per Share...................................................................  4
                    1.2.2  Effect on RB Bancorp Options and Other Rights
                           to Acquire RB Bancorp Common Stock..................................................  5
         1.3        Exchange of Certificates...................................................................  5
         1.4        Dissenting Shares..........................................................................  5
         1.5        Effect of the Reorganization, Holding Company
                    Merger and Bank Merger.....................................................................  5
         1.6        Certificate of Incorporation and By-laws of
                    Surviving Holding Company..................................................................  5
         1.7        Articles of Association and Bylaws of Surviving Bank.......................................  6
         1.8        Director Agreements........................................................................  6
         1.9        Resignations...............................................................................  6

2.       THE CLOSING...........................................................................................  6
         2.1        Closing Date and Transactions Contemplated
                    by this Agreement..........................................................................  6
         2.2        Execution of Agreements to Merge...........................................................  6
         2.3        Documents to be Delivered..................................................................  6
         2.4        Deposit of Funds with Exchange Agent.......................................................  6

3.       WARRANTIES OF RB BANCORP and BRB......................................................................  7
         3.1        Organization Standing and Power............................................................  7
         3.2        Capitalization.............................................................................  7
         3.3        Equity Interests...........................................................................  7
         3.4        Banking Activities.........................................................................  7
         3.5        Financial Statements.......................................................................  7
         3.6        RB Bancorp's and BRB's Authority...........................................................  8
         3.7        Insurance..................................................................................  8
         3.8        Proxy Statement............................................................................  9
         3.9        Books and Records..........................................................................  9
         3.10       Title to Assets............................................................................  9
         3.11       Real Estate...............................................................................  10
         3.12       Legal Proceedings and Agreements with
                    Banking Authorities.......................................................................  10
         3.13       Taxes.....................................................................................  10
         3.14       Compliance with Laws and Regulations......................................................  11
         3.15       Performance of Obligations................................................................  11
         3.16       Employees.................................................................................  11
         3.17       Brokers and Finders.......................................................................  11
         3.18       Material Contracts........................................................................  12


                                     - i -
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
         3.19       Absence of Certain Changes................................................................  13
         3.20       Licenses and Permits......................................................................  14
         3.21       Undisclosed Liabilities...................................................................  14
         3.22       Loans and Investments.....................................................................  14
         3.23       Employee Benefit Plans....................................................................  14
         3.24       Loan Servicing Portfolio..................................................................  15
         3.25       Filings...................................................................................  15
         3.26       Powers of Attorney........................................................................  15
         3.27       Accuracy and Current Status of
                    Information Furnished.....................................................................  15
         3.28       Environmental Matters.....................................................................  16
         3.29       Absence of Certain Business Practices.....................................................  16
         3.30       Securities Activities.....................................................................  16
         3.31       Intellectual Property.....................................................................  16
         3.32       Good Faith Deposit and Additional Deposit.................................................  16
         3.33       Financial Projections.....................................................................  16
         3.34       Effective Date of Representations, Warranties,
                    Covenants and Agreements..................................................................  16

4.       REPRESENTATIONS AND WARRANTIES OF FP BANCORP AND FPNB................................................  16
         4.1        Organization Standing and Power...........................................................  17
         4.2        Banking Activities........................................................................  17
         4.3        Financial Statements......................................................................  17
         4.4        FP Bancorp's and FPNB's Authority.........................................................  17
         4.5        Insurance.................................................................................  18
         4.6        Proxy Statement...........................................................................  18
         4.7        Books and Records.........................................................................  18
         4.8        Title to Assets...........................................................................  19
         4.9        Legal Proceedings and Agreement with Banking Authorities..................................  19
         4.10       Taxes.....................................................................................  19
         4.11       Compliance with Laws and Regulations......................................................  19
         4.12       Performance of Obligations................................................................  20
         4.13       Licenses and Permits......................................................................  20
         4.14       Filings...................................................................................  20
         4.15       Accuracy and Current Status of Information Furnished......................................  20
         4.16       Effective Date of Representations, Warranties,
                    Covenants and Agreements..................................................................  21

5.       CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME
         OF REORGANIZATION....................................................................................  21
         5.1        Access....................................................................................  21
         5.2        Limitation on Conduct of RB Bancorp and BRB
                    Prior to Closing..........................................................................  22
         5.3        Certain Loans and Other Extensions of Credit..............................................  25
         5.4        Negotiations With Other Parties...........................................................  25
         5.5        Affirmative Conduct of RB BANCORP, BRB,
                    FP Bancorp and FPNB Prior to Closing......................................................  26
         5.6        Accountants...............................................................................  26
         5.7        Submission to Shareholders................................................................  26
         5.8        Preparation of Proxy Statement............................................................  26
         5.9        Corporate Action..........................................................................  27
         5.10       Regulatory Approvals......................................................................  27
         5.11       Necessary Consents........................................................................  27
         5.12       Employees.................................................................................  27


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

         5.13       Data Processing Conversion................................................................  27
         5.14       Customer Contacts.........................................................................  28
         5.15       Further Assurances........................................................................  28

6.       CONDITIONS PRECEDENT TO CONTEMPLATED TRANSACTIONS....................................................  28
         6.1        General Conditions........................................................................  28
                    6.1.1  Securityholder Approvals...........................................................  28
                    6.1.2  No Proceedings.....................................................................  28
                    6.1.3  Regulatory Approvals...............................................................  28
         6.2        Conditions to Obligations of FP Bancorp...................................................  28
                    6.2.1  Representations and Warranties, and
                               Performance of Covenants.......................................................  28
                    6.2.2  Opinion of Counsel for BRB.........................................................  29
                    6.2.3  Authorization of Reorganization....................................................  29
                    6.2.4  Regulatory Approvals and Related
                               Conditions.....................................................................  29
                    6.2.5  Third Party Consents...............................................................  29
                    6.2.6  Absence of Certain Changes.........................................................  29
                    6.2.7  Director Agreements................................................................  29
                    6.2.8  Officers' Certificate..............................................................  29
                    6.2.9  Validity of Transactions...........................................................  29
                    6.2.10  Tax Opinion.......................................................................  29
                    6.2.11  Delivery of Deposits..............................................................  29
                    6.2.12 Fairness Opinion...................................................................  29
         6.3        Conditions to Obligations of RB Bancorp and BRB...........................................  30
                    6.3.1 Performance of Covenants............................................................  30
                    6.3.2  Opinions of Counsel for FP Bancorp.................................................  30
                    6.3.3  Authorization of Reorganization....................................................  30
                    6.3.4  Regulatory Approvals...............................................................  30
                    6.3.5  Third Party Consents...............................................................  30
                    6.3.6  Officers' Certificate..............................................................  30
                    6.3.7  Validity of Transactions...........................................................  30
                    6.3.8  Fairness Opinion...................................................................  30
                    6.3.9  Tax Opinion........................................................................  30
                    6.3.10  Delivery of Funds.................................................................  30

7.       TERMINATION..........................................................................................  31
         7.1        Termination of this Agreement.............................................................  31
         7.2        Effect of Termination and Survival........................................................  32
         7.3        Liquidated Damages........................................................................  32

8.       GENERAL PROVISIONS...................................................................................  33
         8.1        Indemnification...........................................................................  33
         8.2        Expenses..................................................................................  33
         8.3        Notices...................................................................................  33
         8.4        Complete Agreement; Modifications.........................................................  35
         8.5        Further Actions...........................................................................  35
         8.6        Assignment................................................................................  35
         8.7        Successors and Assigns....................................................................  35
         8.8        Severability..............................................................................  35
         8.9        Extension Not a Waiver....................................................................  35
         8.10       Time of Essence...........................................................................  36
         8.11       No Third Party Beneficiaries..............................................................  36
         8.12       Headings..................................................................................  36

         8.13       References................................................................................  36
         8.14       Gender....................................................................................  36
         8.15       Counterparts..............................................................................  36
         8.16       Applicable Law............................................................................  36
         8.17       Effect of Disclosure......................................................................  36
         8.18       Publicity.................................................................................  36
         8.19       Survival of Representations and Warranties................................................  36
         8.20       Dispute Resolution........................................................................  36
         8.21       Attorneys' Fees...........................................................................  37

                                    EXHIBITS



     Exhibit         Title                                                                Reference
     -------         -----                                                                ---------
        A            Agreement of Merger - FirstPac Corp. into RB Bancorp, and            1.1.1
                     Certificates of Approval of Agreement to Merge of FirstPac
                     Corp. and RB Bancorp

        B            Certificate of Election to Wind Up and Dissolve, and Certificate     1.1.1
                     of Dissolution of RB Bancorp

        C            Bank Agreement to Merge                                              1.1.2
        D            Director Agreement                                                   1.8, 6.2.7
        E            Duckor & Spradling Legal Opinion                                     6.2.2
        F            Higgs, Fletcher & Mack Legal Opinion                                 6.3.2

                                    SCHEDULES

     Schedule                                             Title                                           Reference
     --------                                             -----                                           ---------

        3.1             RB Bancorp Articles of Incorporation and Bylaws and BRB's Articles                    3.1
                        of Incorporation and Bylaws
        3.2             RB Bancorp Shareholder List                                                           3.2
        3.6             RB Bancorp and BRB Exceptions, Breaches and Conflicts                                 3.6
        3.7(a)          RB Bancorp and BRB Insurance Exceptions                                               3.7
        3.7(b)          RB Bancorp and BRB Insurance Policies and Bonds                                       3.7
       3.11(a)          RB Bancorp and BRB Real Property Assets and Leases                                  3.11,
                                                                                                           3.18.1
       3.11(b)          RB Bancorp and BRB Commitments to Improve Real Property                              3.11
       3.11(c)          RB Bancorp and BRB Other Real Estate Owned                                           3.11
       3.11(d)          RB Bancorp and BRB Title Policies                                                    3.11
       3.11(e)          RB Bancorp and BRB Exceptions to Zoning and Environmental                            3.11
                        Matters
       3.12(a)          RB Bancorp and BRB Pending Litigation                                              3.12.1
       3.12(b)          RB Bancorp and BRB Judgments, Decrees, etc.                                        3.12.1
       3.12(c)          RB Bancorp and BRB Regulatory Agreements                                           3.12.2
       3.13             RB Bancorp and BRB Tax Return Exceptions and Audits                                  3.13
       3.14             RB Bancorp and BRB Breaches and Defaults of Laws, Regulations and                  3.14.1
                        Orders
       3.15             RB Bancorp and BRB Breaches of Agreements                                            3.15
       3.16             RB Bancorp and BRB Employment Commitments                                            3.16

        Schedule        Title                                                                             Reference
        --------        -----                                                                             ---------
         3.18           RB Bancorp and BRB Material Contracts                                                 3.18
         3.19           RB Bancorp and BRB Changes in the Conduct of Business                                 3.19
         3.21           RB Bancorp and BRB Liabilities                                                        3.21
         3.22           RB Bancorp and BRB Delinquent and Classified Loans                                  3.22.1,
                                                                                                            3.22.2
         3.23(a)        RB Bancorp and BRB Employee Plan Contributions/Summaries                            3.23.1
         3.23(b)        RB Bancorp and BRB Employee Plans                                                   3.23.1
         3.24           RB Bancorp and BRB Loan Servicing                                                     3.24
         3.31           Intellectual Property                                                                 3.31
         3.33           RB Bancorp and BRB Financial Projections (1995)                                       3.33
          4.1           FP Bancorp Certificate of Incorporation and By-laws and FPNB's                         4.1
                        Articles of Association and Bylaws
          4.4           FP Bancorp and FPNB Exceptions, Breaches and Conflicts                                 4.4
          4.5(a)        FP Bancorp and FPNB Insurance Exceptions                                               4.5
          4.5(b)        FP Bancorp and FPNB Insurance Policies and Bonds                                       4.5
          4.8           FP Bancorp and FPNB Liens and Encumbrances                                             4.8
          4.9(a)        FP Bancorp and FPNB Pending Litigation                                               4.9.1
          4.9(b)        FP Bancorp and FPNB Material Claims and Litigation                                   4.9.1
         4.10           FP Bancorp and FPNB Tax Return Exceptions and Audits                                  4.10

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG

                 FP BANCORP, INC., FIRST PACIFIC NATIONAL BANK,
                     RB BANCORP AND BANK OF RANCHO BERNARDO

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as January 12, 1996 by and among (i) FP BANCORP, INC., a Delaware corporation ("FP Bancorp"), and FIRST PACIFIC NATIONAL BANK, a national banking association ("FPNB"), (ii) RB BANCORP, a California corporation ("RB Bancorp") and THE BANK OF RANCHO BERNARDO, a California banking corporation ("BRB") (collectively, the "parties"), with regard to the following:

     A. FP Bancorp and RB Bancorp have previously entered into a letter agreement dated July 10, 1995, as amended and extended by a letter agreement dated July 18, 1995 (together, the "Negotiation Letter") under which FP Bancorp was permitted to conduct a due diligence investigation of RB Bancorp and BRB subject to certain terms and conditions of that Negotiation Letter.

     B. FP Bancorp and RB Bancorp subsequently entered into a letter agreement dated August 15, 1995, the last execution of which was on August 18, 1995, as amended and extended by a letter agreement dated October 10, 1995 (together, the "Letter of Intent") under which the general terms of the acquisition of RB Bancorp and BRB by FP Bancorp and FPNB were set forth, subject to negotiation of a definitive agreement and certain other matters to be negotiated by the parties. By its terms, the Letter of Intent superseded and replaced the Negotiation Letter.

     C. Pursuant to Paragraph 3 of the Negotiation Letter, FP Bancorp paid a good faith deposit of $50,000 to RB Bancorp (the "Good Faith Deposit") and pursuant to Paragraph 2.1 of the Letter of Intent, FP Bancorp paid an additional deposit of $200,000 to RB Bancorp (the "Additional Deposit").

     D. The parties believe that it would be in their mutual best interests and in the best interests of their respective shareholders for FP Bancorp's wholly-owned subsidiary, FPNB, to merge with BRB pursuant to a plan of reorganization in accordance with the terms of this Agreement, which provides for (i) the merger of a subsidiary of FPNB to be created, tentatively to be named "FirstPac Corp.," with and into RB Bancorp, (ii) the liquidation of RB Bancorp into FPNB (steps (i) and (ii) are together referred to as the "Holding Company Merger"), (iii) the merger of BRB with and into FPNB (the "Bank Merger"), and (iv) the exchange of the outstanding shares of RB Bancorp Common Stock and RB Bancorp Series A Preferred Stock for total consideration of $7,350,000 in cash, subject to adjustment in accordance with the terms of this Agreement (the "Reorganization").

     E. The parties intend that the Reorganization cause FPNB to be in control of RB Bancorp and BRB, for no more than an instant in time, it being their further intention that all components of the Reorganization occur at once.

     F. The parties intend that no taxable gain or loss be recognized to any of the parties as a result of the Reorganization, although taxable gain or loss is expected to be recognized by the shareholders of RB Bancorp as a result of the exchange of RB Bancorp shares for cash.

     G. As a condition to the execution of this Agreement by FP Bancorp and FPNB, each of the members of the Boards of Directors of RB Bancorp and BRB, except Messrs. Alan Douglas and John Gonnerman have entered into a Director Agreement contemporaneously with the execution of this Agreement.

     H. Except as otherwise provided in this Agreement, capitalized terms shall be defined as provided in the "Definitions" provisions, below.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

DEFINITIONS

     As used throughout this Agreement, the following words and terms shall have the meanings ascribed to them in the Paragraph hereof set forth opposite them respectively below:

Defined Word or Term                                                                          Paragraph
--------------------                                                                          ---------

         "Additional Deposit"..............................................................   C
         "affiliate of"....................................................................   3.18.8
         "Agreement".......................................................................   Introduction
         "Acquisition Proposal"............................................................   5.4
         "Bank Agreement to Merge".........................................................   1.1.2
         "Bank Merger".....................................................................   D
         "BRB".............................................................................   Introduction
         "BRB Common Stock"................................................................   3.2
         "BRB MOU".........................................................................   3.12.2
         "Calculation Date"................................................................   1.2.1.1
         "Classified Asset List"...........................................................   5.2.3.k
         "Classified Credits"..............................................................   5.3
         "Closing".........................................................................   2.1
         "Closing Date"....................................................................   2.1
         "Code"............................................................................   3.13
         "Comptroller".....................................................................   2.2
         "Director Agreement"..............................................................   1.8
         "Directors".......................................................................   1.8
         "Dissenting Shares"...............................................................   1.4
         "Effective Time of the Reorganization"............................................   1.1
         "Employee Plans"..................................................................   3.23.1
         "Employee 401(k) Plan"............................................................   5.12.2
         "ERISA"...........................................................................   3.23.1
         "Exchange Act"....................................................................   5.2.3.h
         "Exchange Agent"..................................................................   1.3
         "Expiration Date".................................................................   7.1.2
         "FDIC"............................................................................   2.2
         "Forbearance Agreement:...........................................................   3.22.1
         "FP Bancorp"......................................................................   Introduction
         "FP Bancorp Filings"..............................................................   4.14
         "FP Bancorp MOU"..................................................................   4.5
         "FP Bancorp's Audited Financial Statements".......................................   4.3
         "FP Bancorp's Unaudited Financial Statements".....................................   4.3
         "FPNB"............................................................................   Introduction
         "FRB".............................................................................   2.2
         "GAAP"............................................................................   3.5
         "Good Faith Deposit"..............................................................   C


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

Defined Word or Term                                                                          Paragraph
--------------------                                                                          ---------

         "Holding Company Agreements to Merge".............................................   1.1.1
         "Holding Company Merger"..........................................................   D
         "immediate family"................................................................   3.18.9
         "Incremental Amount"..............................................................   1.2.1.2
         "Indemnified Party"...............................................................   8.1.3
         "Indemnifying Party"..............................................................   8.1.3
         "KPMG"............................................................................   3.5
         "Letter of Intent"................................................................   B
         "material adverse effect".........................................................   3.6
         "material adverse change".........................................................   3.6
         "Negotiation Letter"..............................................................   A
         "OREO"............................................................................   3.11
         "parties".........................................................................   Introduction
         "person"..........................................................................   3.18.8
         "person affiliated with"..........................................................   3.18.8
         "Plan"............................................................................   3.23.1
         "Proprietary Information".........................................................   5.1.1
         "Proxy Statement".................................................................   5.8.1
         "RB Bancorp"......................................................................   Introduction
         "RB Bancorp Common Stock".........................................................   3.2
         "RB Bancorp Filings"..............................................................   3.25
         "RB Bancorp Series A Preferred Stock".............................................   3.2
         "RB Bancorp's Audited Financial Statements".......................................   3.5
         "RB Bancorp's Unaudited Financial Statements".....................................   3.5
         "Reorganization"..................................................................   D
         "SEC".............................................................................   3.25
         "Section 701".....................................................................   3.6
         "Section 1828(c)(1)(A)"...........................................................   3.6
         "Section 1828(c)(2)(A)"...........................................................   3.6
         "Section 1842"....................................................................   3.6
         "Section 1300"....................................................................   1.3
         "Securities Act"..................................................................   3.22.1
         "Subsidiary"......................................................................   3.1
         "Superintendent"..................................................................   2.2
         "Surviving Bank"..................................................................   1.1.2
         "Surviving Holding Company".......................................................   1.1.1
         "Tax Opinion".....................................................................   6.2.11
         "Understanding"...................................................................   3.18

1.        THE REORGANIZATION AND RELATED MATTERS

     1.1 The Reorganization. The parties shall take all actions necessary or appropriate for the Reorganization to become effective concurrent with the Closing (defined below) on such date as FP Bancorp shall determine. The Reorganization shall be effective upon completion of the following actions and effectiveness of all of the events and actions set forth in this Paragraph 1.1 according to all applicable laws and regulations, all of which shall be deemed to be completed simultaneously but in the order set forth in this Paragraph 1.1 (the "Effective Time of the Reorganization"):

          1.1.1 Merger of FirstPac Corp. and RB Bancorp, Subsequent Liquidation of RB Bancorp. FirstPac Corp. shall be merged with and into RB Bancorp according to the terms of the Agreement of Merger in substantially the form attached as part of Exhibit "A" hereto (but subject to any changes which may be necessary to conform to any requirements of any regulatory agency having authority over the Reorganization or any component transaction or required to permit the completion of all actions required to complete the Reorganization at the Effective Time of the Reorganization). RB Bancorp shall immediately liquidate into FPNB according to the terms of the Certificate of Election to Wind Up and Dissolve and the Certificate of Dissolution in substantially the form attached as Exhibit "B" hereto (but subject to any changes which may be necessary to conform to any requirements of any regulatory agency having authority over the Reorganization or any component transaction or required to permit the completion of all actions required to complete the Reorganization at the Effective Time of the Reorganization). The Agreement to Merge and the documents included in Exhibit "B" are collectively referred to as the "Holding Company Agreements to Merge." FP Bancorp, as the entity in control of FPNB both before and after the Reorganization, is sometimes referred to herein as the "Surviving Holding Company."

          1.1.2 Merger of BRB into FPNB. Immediately following the merger of FirstPac Corp. with an into RB Bancorp and the liquidation of RB Bancorp, BRB shall be merged with and into FPNB according to the terms of the Agreement to Merge in substantially the form attached as Exhibit "C" hereto (but subject to any changes which may be necessary to conform to any requirements of any regulatory agency having authority over the Reorganization or any component transaction or required to permit the completion of all actions required to complete the Reorganization at the Effective Time of the Reorganization) (the "Bank Agreement to Merge"), and the separate corporate existence of BRB shall cease. FPNB, as the entity surviving the Bank Merger, is sometimes referred to herein as the "Surviving Bank."

     1.2 Conversion of Shares at the Effective Time of the Reorganization.


          1.2.1 Payment Per Share.

               1.2.1.1 If the Effective Time of the Reorganization occurs on or before the date falling 90 days after the last date on which this Agreement and each of the required Director Agreements is actually executed plus the number of days, if any, after the expiration of the time period set forth in Paragraph 5.7 that RB Bancorp's shareholders approve the matters set forth in that Paragraph (the "Calculation Date"), at the Effective Time of the Reorganization, subject to the provisions of this Agreement, (i) each share of RB Bancorp Common Stock as to which dissenters' rights have not been exercised shall be automatically converted into the right to receive cash in an amount equal $456.7594 per share, and (ii) each share of RB Bancorp Series A Preferred Stock as to which dissenters' rights have not been exercised shall be automatically converted into the right to receive cash in an amount equal to $120.00 per share.

               1.2.1.2 If the Effective Time of the Reorganization occurs after the Calculation Date, at the Effective Time of the Reorganization, subject to the provisions of this Agreement, the total consideration payable to the shareholders of RB Bancorp shall be equal to $7,350,000 plus $2,013.6986 per day after the Calculation Date (the "Incremental Amount") that the Closing occurs; and (i) each share of RB Bancorp Common Stock as to which dissenters' rights have not been exercised shall be automatically converted into the right to receive cash in an amount equal $456.7594 per share plus an amount equal to the Incremental Amount multiplied by the fraction of one over the total number of shares of RB Bancorp Common Stock, and (ii) each share of RB

Bancorp Series A Preferred Stock as to which dissenters' rights have not been exercised shall be automatically converted into the right to receive cash in an amount equal to $120.00 per share.

          1.2.2 Effect on RB Bancorp Options and Other Rights to Acquire RB Bancorp Common Stock. All options, warrants, convertible securities, or other rights to acquire RB Bancorp Common Stock or RB Bancorp Series A Preferred Stock that have not been exercised prior to the Effective Time of the Reorganization shall lapse and be of no further force or effect as of the Effective Time of the Reorganization.

     1.3 Exchange of Certificates. Each holder of a certificate or certificates representing shares of RB Bancorp Common Stock or RB Bancorp Series A Preferred Stock issued and outstanding immediately prior to the Effective Time of the Reorganization shall surrender such certificate or certificates, duly endorsed as FP Bancorp may require, to the exchange agent selected by FP Bancorp for such purpose (the "Exchange Agent"), and shall receive in exchange therefor the cash payment required under Paragraph 1.2, above. A holder of any certificate which prior to the Effective Time of the Reorganization represented shares of RB Bancorp Common Stock or RB Bancorp Series A Preferred Stock shall have no rights as a holder of FP Bancorp Common Stock, except any rights as may be required by law. The holder of a certificate or certificates representing shares of RB Bancorp Common Stock or RB Bancorp Series A Preferred Stock issued and outstanding immediately prior to the Effective Time of the Reorganization shall have no rights with respect to such shares of RB Bancorp Common Stock or Preferred Stock other than to surrender such certificate or certificates pursuant to this Paragraph 1.3 or to perfect the right of appraisal which such holder may have pursuant to Section 1300 et seq. of the California Corporations Code ("Section 1300").

     1.4 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, shares of RB Bancorp Common Stock and RB Bancorp Series A Preferred Stock which are issued and outstanding immediately prior to the Effective Time of the Reorganization and which are held by shareholders who have not voted such shares in favor of adoption and approval of this Agreement and the Holding Company Agreements to Merge and have properly exercised their dissenters' rights under Section 1300 ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive cash provided for in Paragraph 1.2 herein, but shall be entitled to receive such consideration as shall be determined pursuant to Section 1300; provided, however, that if any holder of such shares shall have failed to perfect or shall have effectively withdrawn or lost his right to dissent and receive payment under Section 1300, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time of the Reorganization, the right to receive cash pursuant to Paragraph 1.2 herein, without any interest thereon.

     1.5 Effect of the Reorganization, Holding Company Merger and Bank Merger. By virtue of the Reorganization, the Holding Company Merger and the Bank Merger (subject to Paragraph 1.1, above), and at the Effective Time of the Reorganization, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of RB Bancorp, BRB and FPNB shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of RB Bancorp, BRB and FPNB, including all debts due to either of them, shall be as effectively the property of the Surviving Bank as they were of RB Bancorp, BRB and FPNB, and the title to any real estate vested by deed or otherwise in RB Bancorp, BRB and FPNB shall not revert or be in any way impaired by reason of the Bank Merger or the Holding Company Merger. All rights of creditors and liens upon any property of RB Bancorp, BRB and FPNB shall be preserved unimpaired, and all debts, liabilities and duties of RB Bancorp, BRB and FPNB shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; provided that none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Bank Merger or the Holding Company Merger, and such liens, if any, upon the property of RB Bancorp, BRB or FPNB shall be limited to the property affected thereby immediately prior to the Effective Time of the Reorganization.

     1.6 Certificate of Incorporation and By-laws of Surviving Holding Company. The Certificate of Incorporation of FP Bancorp and By-laws of FP Bancorp as amended and in effect immediately prior to the Effective Time of the Reorganization shall continue to be the Certificate of Incorporation and By-laws of the Surviving Holding Company.

     1.7 Articles of Association and Bylaws of Surviving Bank. The Articles of Association and Bylaws of FPNB as amended and in effect immediately prior to the Effective Time of the Reorganization shall continue to be the Articles of Association and Bylaws of the Surviving Bank.

     1.8 Director Agreements. Pursuant to Paragraph 6.2.7 and Recital G, concurrently with the execution of this Agreement, as a condition precedent to FP Bancorp and FPNB entering into this Agreement and as a material inducement for FP Bancorp and FPNB to enter into this Agreement, each of the directors of RB Bancorp except Alan Douglas and each of the directors of BRB except Alan Douglas and John Gonnerman (collectively, the "Directors") shall enter into a separate "Director Agreement" in the form attached hereto as Exhibit "D".

     1.9 Resignations. Effective as of the Closing, all of the directors and officers of RB Bancorp and BRB shall resign.

2.   THE CLOSING

     2.1 Closing Date and Transactions Contemplated by this Agreement. The delivery of the certificates, opinions and other documents required in order to consummate the transactions contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the parties hereto, take place at the offices of FP Bancorp, 613 West Valley Parkway, Escondido, California, on the first day of a calendar month that occurs at least ten business days after the last to occur of (i) the receipt of all approvals and consents and expiration of all waiting periods specified in Paragraphs 6.1.1 and 6.1.3 hereof and (ii) satisfaction of the conditions precedent set forth in Paragraphs 6.2 and 6.3 required to be satisfied prior to the Closing Date, or the waiver of such conditions by RB Bancorp, BRB, FP Bancorp or FPNB, as applicable (the "Closing Date").

     2.2 Execution of Agreements to Merge. As soon as practicable after the approval of RB Bancorp shareholders obtained under Paragraph 5.7, and in compliance with applicable regulation, and in any event prior to the Closing Date, the Bank Agreement to Merge and the Holding Company Agreements to Merge shall be executed by RB Bancorp, BRB, FirstPac Corp. and FPNB, as appropriate. On or before the Effective Time of the Reorganization, and prior to execution if required by applicable regulatory authorities, the Bank Agreement to Merge and the Holding Company Agreements to Merge, together with all requisite certificates, shall be duly filed with the Office of the Comptroller of the Currency (the "Comptroller"), the Federal Reserve Board (or Federal Reserve Bank of San Francisco, if acting under delegated authority) ("FRB"), the Federal Deposit Insurance Corporation ("FDIC") the California Superintendent of Banking (the "Superintendent") and the Secretary of State of California in accordance with and to the extent required by applicable laws and regulations.

     2.3 Documents to be Delivered. At or prior to the Closing, the parties shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for either of the parties, to effectuate the transactions called for in this Agreement. If, at any time thereafter, the parties or any of their respective successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the transactions set forth herein or contemplated hereby, the officers and directors of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such transactions.

     2.4 Deposit of Funds with Exchange Agent. At or before the Closing Date, RB Bancorp shall deliver to the Exchange Agent the Good Faith Deposit of $50,000 and the Additional Deposit of $200,000 plus accrued interest upon both the Good Faith Deposit and the Additional Deposit from August 18, 1995 and FP Bancorp will deliver to the Exchange Agent the aggregate funds required under Paragraph
1.2 less the amount of the Good Faith Deposit and the amount of the Additional Deposit plus interest accrued and anticipated by RB Bancorp and FP Bancorp upon both the Good Faith Deposit and the Additional Deposit from August 18, 1995, through the Closing Date, and FP Bancorp shall, after the Effective Time of the Reorganization, cause the Exchange Agent to distribute all such funds deposited by it and by RB Bancorp in accordance with Paragraph 1.2. The agreement to be entered into between FP Bancorp and the Exchange Agent shall require that the Exchange Agent distribute the consideration required by this Agreement to non-dissenting shareholders of RB Bancorp as soon as possible following the Closing, and in any event, within ten (10) days after the Exchange Agent has received all information required by it to make such distribution.

3.    WARRANTIES OF RB BANCORP AND BRB

     RB Bancorp and BRB jointly and severally warrant to FP Bancorp and FPNB that the statements set forth below are true and correct as of the date of this Agreement or the date on which the specified Schedule is received by FP Bancorp, whichever is later, except those that are specifically as of a different date:

     3.1 Organization Standing and Power. RB Bancorp is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California. BRB is a banking corporation, duly organized, validly existing and in good standing under the laws of the State of California. RB Bancorp has no Subsidiary other than BRB and BRB has no Subsidiaries. Each of RB Bancorp and BRB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither RB Bancorp nor BRB is required to qualify as a foreign corporation in any jurisdiction. Schedule 3.1 contains true and correct copies of RB Bancorp's Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof, and BRB's Articles of Incorporation and Bylaws, as amended and in effect as of the date hereof. As used herein an entity is a "Subsidiary" if it is owned or controlled in whole or in part.

     3.2 Capitalization. As of the date of this Agreement, the authorized capitalization of RB Bancorp consists solely of (i) 10,000,000 shares of common stock, no par value ("RB Bancorp Common Stock"), of which 9,955 shares are issued and outstanding and (ii) 23,358 shares of preferred stock designated as "Series A Preferred Stock," $100.00 par value, of which 23,358 shares are issued and outstanding ("RB Bancorp Series A Preferred Stock"). All of the outstanding shares of RB Bancorp Common Stock and RB Bancorp Series A Preferred Stock are validly issued, fully paid and non-assessable. As of the date of this Agreement, the authorized capitalization of BRB consists solely of common stock ("BRB Common Stock"), of which there are issued and outstanding shares, all of which are owned by RB Bancorp. All of the outstanding shares of BRB Common Stock are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, commitments, agreements or other rights in or with respect to the unissued shares of RB Bancorp Common Stock, RB Bancorp Series A Preferred Stock or BRB Common Stock or any other securities convertible into RB Bancorp Common Stock, RB Bancorp Series A Preferred Stock or BRB Common Stock. Schedule 3.2 sets forth a complete list of all holders of RB Bancorp Common Stock and RB Bancorp Series A Preferred Stock, the number of shares held, and the current mailing and residence addresses (if different) of each of such holders. Immediately prior to the Effective Time of the Reorganization, all issued and outstanding shares of RB Bancorp Common Stock and RB Bancorp Series A Preferred Stock will have been outstanding on the date of this Agreement.

     3.3 Equity Interests. Neither RB Bancorp nor BRB owns, directly or indirectly, any equity position or other voting interest in any corporation, partnership, joint venture or other entity other than BRB, and BRB does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default), any equity, position or other voting interest in any corporation, partnership, joint venture or other entity.

     3.4 Banking Activities. RB Bancorp is a bank holding company authorized under the Bank Holding Company Act as such by the FRB. BRB is authorized by the Superintendent to conduct a general banking business and is not authorized to conduct a trust business. BRB is not a member of the Federal Reserve System. BRB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

     3.5 Financial Statements. RB Bancorp has furnished to FP Bancorp its audited consolidated financial statements for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 certified by KPMG Peat Marwick, L.L.P. ("KPMG") (collectively "RB Bancorp's Audited Financial Statements") and its unaudited consolidated financial statements at and for the six-month period ended June 30, 1995 (hereinafter referred to together with any unaudited financial statements of RB Bancorp for any subsequently ended periods and as of any subsequent dates, as "RB Bancorp's Unaudited Financial Statements"). RB Bancorp's Audited Financial Statements were and shall be prepared in accordance with generally accepted accounting principles ("GAAP") except as disclosed therein or in the notes thereto and present and will present fairly the financial position of RB Bancorp as of the dates thereof and the results of operations and changes in financial position and cash flows as applicable for the periods then ended. RB Bancorp's Unaudited Financial Statements were and shall be prepared in accordance with GAAP, subject to such differences in accounting as RB Bancorp and BRB implement in the ordinary course of business consistent with past practice, and present and will present fairly the financial position of RB Bancorp as of the dates thereof and the results of operations and changes in financial position and cash flows as applicable for the periods then ended. None of RB Bancorp's Audited Financial Statements or Unaudited Financial Statements contain or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     3.6 RB Bancorp's and BRB's Authority. The execution and delivery by RB Bancorp and BRB of this Agreement and the documents set forth in Exhibits "A" and "B," as appropriate, and, subject to the requisite approval of the shareholders of RB Bancorp, and RB Bancorp, in its capacity as sole shareholder of BRB, the consummation of the transactions contemplated hereunder or thereunder have been duly and validly authorized by all necessary corporate action on the part of RB Bancorp and BRB, and this Agreement is and those documents will be upon due certification, execution, acknowledgment and filing thereof in accordance with applicable law, valid and binding obligations of RB Bancorp and BRB, enforceable in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles, and subject to receipt of all applicable bank and bank holding company regulatory approvals. Except as set forth in Schedule 3.6, neither the execution and delivery by RB Bancorp and BRB of this Agreement or the documents set forth in Exhibits "A" or "B," nor the consummation of the transactions contemplated herein or therein, nor compliance by RB Bancorp or BRB with the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of RB Bancorp's or BRB's Articles of Incorporation and Bylaws; (ii) constitute a breach of, or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which RB Bancorp or BRB is a party, or by which RB Bancorp, BRB or any of their respective properties or assets are bound, except where such breach or default would not have a material adverse effect on the financial condition, results of operations or prospects of RB Bancorp or BRB;
(iii) constitute a breach of, or result in a default (or give rise to any rights of termination, acceleration or cancellation, or any right to acquire any securities or assets) under any material agreement which RB Bancorp, BRB or any of their respective properties or assets are bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to RB Bancorp or BRB. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of RB Bancorp or BRB, and except as set forth in Schedule 3.6, no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by RB Bancorp or BRB of this Agreement, the documents set forth in Exhibits "A" and "B," as appropriate, or the consummation by RB Bancorp and BRB of the transactions contemplated hereunder or thereunder, except approval of the Reorganization by the shareholders of RB Bancorp and BRB; approval of the Reorganization by: (W) the Comptroller pursuant to Section 1828(c)(2)(A) of Title 12 of the United States Code ("Section 1828(c)(2)(A)"),
(X) the FRB, pursuant to Section 1842 of Title 12 of the United States Code ("Section 1842"), if required, (Y) the FDIC, pursuant to Section 1828(c)(1)(A) of Title 12 of the United States Code ("Section 1828(c)(1)(A)"), if required, and (Z) the Superintendent, pursuant to Section 701 of the California Financial Code ("Section 701"), if required; and except for the filing of the documents set forth in Exhibits "A" and "B" with the Secretary of State of California pursuant to the California Corporations Code and with the Comptroller pursuant to the provisions of the National Banking Act. As used in this Agreement, the terms "material adverse effect" and "material adverse change" used with respect to RB Bancorp or BRB, their financial condition, results of operations, prospects or businesses, refer to a decrease in RB Bancorp's shareholders' equity below $5,000,000.

     3.7 Insurance. Except as set forth in Schedule 3.7(a), each of RB Bancorp and BRB has and at all times within five years prior to the date of this Agreement has had, in full force and effect policies of insurance and bonds (including without limitation bankers' blanket bond, fidelity coverage, director and officer liability, fire, third party liability, use and occupancy) with respect to its assets and businesses and against casualties and contingencies which in the judgment of RB Bancorp or BRB are adequate and appropriate to cover its assets and businesses. Set forth in Schedule 3.7(b) is a schedule of all policies of insurance and bonds (other than title or credit insurance) carried and owned by RB Bancorp and BRB as of the date of this Agreement, showing the name of the insurance or bonding company, a summary of the coverage, the amounts, the deductible features, the annual premiums and the expiration dates. If any such policy or bond is changed, terminated or modified following the date of this Agreement, such termination, change or modification shall be promptly disclosed to FP Bancorp in writing. Neither RB Bancorp nor BRB is in default under any such policy of insurance or bond such that it could be canceled, and all material claims thereunder have been filed in a timely fashion. Each of RB Bancorp and BRB has filed claims with or given notice of claim to its insurers or bonding companies with respect to all matters and occurrences for which it believes it has coverage.

     3.8 Proxy Statement. The Proxy Statement (as defined in Paragraph 5.8.1) and any other documents to be filed with any regulatory authority in connection with the transactions contemplated by this Agreement or referring to such transactions in connection with any other acquisition, merger or offering by or involving FP Bancorp or FPNB, or otherwise, with respect to all information set forth therein relating to RB Bancorp, BRB, the Reorganization, Holding Company Merger and Bank Merger and in respect to this Agreement and the Holding Company Agreements to Merge and the Bank Agreement to Merge will, at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, at the time of mailing to shareholders, and at the time of the meeting of shareholders of RB Bancorp:

          3.8.1 comply in all material respects with the provisions of all applicable regulations; and

          3.8.2 not contain any statement which, at the time and in light of the circumstances under which it is made, is, knowingly false or misleading with respect to any material fact, or omit any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     3.9 Books and Records.

          3.9.1 The minute books of RB Bancorp and BRB provided to FP Bancorp contain (i) true, accurate and complete records of all meetings and actions taken by the respective Boards of Directors, Board committees and shareholders of RB Bancorp and BRB and (ii) true and complete copies of its respective charter documents and bylaws and all amendments thereto. The books and records of RB Bancorp and BRB accurately reflect in all material respects their businesses and affairs.

          3.9.2 Each of RB Bancorp and BRB has records which accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization, and (ii) recorded in conformity with GAAP; such records, to the extent they contain important information pertaining to RB Bancorp or BRB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques reasonably adequate for companies of the size of RB Bancorp and in the businesses in which RB Bancorp and BRB are engaged; and the data processing equipment, data transmission equipment, related peripheral equipment and software used by each of RB Bancorp and BRB in the operation of its businesses (including any disaster recovery facility) to generate and retrieve such records are reasonably adequate for companies of the size of RB Bancorp and in the businesses in which RB Bancorp and BRB are engaged.

     3.10 Title to Assets. Each of RB Bancorp and BRB has good and transferable title to all properties and assets, other than real property, owned or purported to be owned by it, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature, except for (i) liens for current taxes not yet due and payable; (ii) liens incurred in the ordinary course of business and which do not impair the business of RB Bancorp or BRB, respectively, or detract from the usefulness of the properties subject thereto; or (iii) such liens as are disclosed in RB Bancorp's Audited Financial Statements as of December 31, 1994, or in Schedule 3.10.

     3.11 Real Estate. Schedule 3.11(a) contains a list of all real property, including leaseholds, owned by RB Bancorp and BRB other than other real estate owned ("OREO"). True, correct and complete copies of all such leases are included in Schedule 3.11(a). Schedule 3.11(b) contains, among other things, an accurate summary of all commitments which RB Bancorp or BRB has to improve real estate owned by it other than any duties to repair under the leasehold interests. Schedule 3.11(c) contains a list of the OREO of each of RB Bancorp and BRB. Each of RB Bancorp and BRB has good and transferable title to all the real property and valid leasehold interests in the leaseholds described in Schedules 3.11(a), 3.11(b) and 3.11(c), with respect to real property subject to the exceptions set forth in title insurance policies held with respect to real property, and with respect to leasehold interests and leaseholds, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances upon such leasehold interests and leaseholds; and with respect to real property, leasehold interests and leaseholds, except for (i) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (ii) current taxes not yet due and payable; (iii) such as are described in any title policies delivered pursuant to this Paragraph 3.11; and (iv) such imperfections of title and encumbrances, if any, which do not interfere with the present use of such property and which are described in Schedule 3.11(d). True, correct and complete copies of title policies for properties described in Schedules 3.11(a) and 3.11(c) owned by RB Bancorp or BRB are included therein. To the knowledge of RB Bancorp and BRB, the activities of each of RB Bancorp and BRB with respect to all real property and leaseholds owned by either of them for use in connection with its operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such properties, except as otherwise disclosed in Schedule 3.11(e). Each of RB Bancorp and BRB enjoys peaceful and undisturbed possession under all leases to which it is a party, and all of such leases are valid and in full force and effect.

     3.12 Legal Proceedings and Agreements with Banking Authorities.

          3.12.1 Schedule 3.12(a) contains a true, correct and complete list of all pending litigation in which RB Bancorp or BRB is a named party. Except as set forth in Schedule 3.12(b), there is no private or governmental suit, claim, action, arbitration or proceeding pending, nor any private or governmental suit, claim, action, arbitration or proceeding to RB Bancorp's or BRB's knowledge threatened, nor does RB Bancorp or BRB know of any facts or circumstances which would form a basis for any such suit, claim, action, arbitration or proceeding against RB Bancorp or BRB or against any of their directors, officers or employees relating to the performance of their duties in such capacities, or against or affecting any properties of RB Bancorp or BRB which individually, or in the aggregate, could have a material adverse effect upon the financial condition, business or results of operations of RB Bancorp or BRB or the transactions contemplated hereunder. Also, except as set forth in Schedule 3.12(b), there are no judgments, decrees, stipulations or orders against RB Bancorp or BRB enjoining RB Bancorp or BRB or either of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by RB Bancorp or BRB in any area.

          3.12.2 Except for the Memorandum of Understanding entered into by BRB with the FDIC on February 26, 1993 (the "BRB MOU") and except as set forth on
Schedule 3.12(c), neither RB Bancorp nor BRB is a party to, or otherwise subject to, any agreement or memorandum of understanding with or order of any federal, state or foreign governmental or regulatory authority charged with the supervision or regulation of state-chartered banks or bank holding companies or any of the Subsidiaries or engaged in the insurance of bank deposits that restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or investment policies or its management.

     3.13 Taxes. Except as set forth in Schedule 3.13, (i) all federal income tax returns, all state tax returns, and all real and personal property, sales, use and other tax returns and reports that are required by law to be filed by or on behalf of RB Bancorp or BRB have been duly prepared and filed; (ii) all taxes shown to be due and payable by RB Bancorp or BRB on those returns, or which are otherwise due and payable, whether disputed or not, have been paid or the liability therefor is reflected in RB Bancorp's Audited Financial Statements and Unaudited Financial Statements; (iii) RB Bancorp and BRB have each paid or deposited all taxes, tax penalties or interest owed by it or which it is obligated to withhold and deposit from amounts paid to any employee, creditor, depositor or third party; and (iv) Each of RB Bancorp and BRB has complied with all reporting requirements of the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to obtaining taxpayer identification numbers. The current status of any audits of those returns by the Internal Revenue Service or other applicable agencies is as set forth in Schedule 3.13. There are no agreements by RB Bancorp or BRB waiving a statute of limitations or extending the time for assessment or payment of any taxes payable by it.

     3.14 Compliance with Laws and Regulations.

          3.14.1 Except as set forth in Schedule 3.14, neither RB Bancorp nor BRB is in default under or in breach of any law, ordinance, rule, regulation, order, judgment or decree applicable to it promulgated by any governmental agency having authority over it, where such default or breach would have a material adverse effect on the financial condition, results of operations, business or prospects of RB Bancorp or BRB.

          3.14.2 Each of RB Bancorp and BRB has conducted its businesses in accordance with all applicable federal, foreign, state and local laws, regulations and orders, including without limitation disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust, licensing and other laws, regulations and orders, and the forms, procedures and practices used by each of RB Bancorp and BRB are in compliance with such laws, regulations and orders except for such violations or noncompliance as will not have a material adverse effect on the financial condition, results of operations, business or prospects of RB Bancorp or BRB.

     3.15 Performance of Obligations. Except as set forth in Schedule 3.15, each of RB Bancorp and BRB has performed in all respects all of the obligations required to be performed by it to date and is not in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party or is subject to or is otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the financial condition, results of operations, business or prospects of RB Bancorp or BRB. No party with whom RB Bancorp or BRB has an agreement which is material to the financial condition, results of operations or prospects of RB Bancorp or BRB is in default thereunder, except for certain loans made by BRB which have been identified in Schedule 3.15.

     3.16 Employees. Except as set forth in Schedule 3.16, there are no understandings for the employment of any officer or employee of RB Bancorp or BRB which are not terminable by RB Bancorp or BRB, respectively, without liability on not more than 30 days' notice. There are no material controversies pending or threatened between RB Bancorp or BRB and any of their respective employees. Except as disclosed in RB Bancorp's Audited Financial Statements at December 31, 1994, all material sums due for employee compensation and benefits have been duly and adequately paid or provided for as of that date, and, except as set forth in Schedule 3.16, all deferred compensation obligations have been accrued on the RB Bancorp Unaudited Financial Statements for the level of operations set forth in the financial projections described in Paragraph 3.33. Neither RB Bancorp nor BRB is a party to any collective bargaining agreement with respect to any of its respective employees or any labor organization to which its employees or any of them belong. No director, officer, or employee of RB Bancorp or BRB is entitled to receive any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement.

     3.17 Brokers and Finders. Neither RB Bancorp nor BRB is a party to any agreement with any investment banker, broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for or contemplated herein will result in any liability to any investment banker, broker or finder. RB Bancorp and BRB jointly and severally agree to indemnify and hold FP Bancorp and FPNB harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any person on the basis of any act, statement, agreement or commitment alleged to have been made by RB Bancorp or BRB or any of their respective affiliates or Subsidiaries relating to the employment of any such investment banker, broker or finder relating to the execution of this Agreement or the consummation of the transactions contemplated hereby.

     3.18 Material Contracts. Except as set forth in Schedule 3.18 or excepted below, neither RB Bancorp nor BRB is a party to any contract, agreement, understanding, commitment or offer, whether written or oral, which is a binding obligation or may become a binding obligation if accepted by another person (collectively referred to as an "Understanding"), including the following:

          3.18.1 Any loan, letter of credit, pledge, security agreement, lease (excluding leases of real property listed in Schedule 3.11(a)), guarantee, commitment or subordination agreement or other similar or related type of Understanding as to which RB Bancorp or BRB is a debtor, pledgor, lessee or obligor;

          3.18.2 Any Understanding dealing with advertising, brokerage, licensing, dealership, data processing, item processing, representative or agency relationships providing for an aggregate annual payment in excess of $25,000;

          3.18.3 Any profit-sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement or other employment benefit plan;

          3.18.4 Any written correspondent banking contracts;

          3.18.5 Any Understanding (other than this Agreement) for the sale of its assets other than in the ordinary course of business, or for the grant of any preferential right to purchase any of its assets, properties or rights, or any Understanding which requires the consent of any third party to the transfer and assignment of any assets, properties or rights;

          3.18.6 Any Understanding, other than employment arrangements disclosed on any other Schedule or specifically referenced in this Agreement, which provides for an annual payment or single penalty payment in excess of $25,000 in the aggregate to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment and which is not terminable without penalty on not more than 30 days' notice;

          3.18.7 Any Understanding for any one capital expenditure or series of capital expenditures which is in excess of $25,000 individually or in the aggregate;

          3.18.8 Any Understanding to make, renew or extend the term of a loan (not fully disbursed or funded as of June 30, 1995) to any person or to any affiliate of such person, which undisbursed or unfunded amounts, when aggregated with all outstanding indebtedness of such person or any affiliate or such person to RB Bancorp and/or BRB, would exceed $150,000. The term "person" as used herein and throughout this Agreement shall mean any individual, corporation, association, partnership, joint venture or other entity or any government or governmental department or agency. The term "affiliate of" or a "person affiliated with" a specific person as used herein and throughout this Agreement shall mean a person that directly or indirectly through one or more intermediaries controls or is controlled by or under common control with the person specified;

          3.18.9 Any Understanding of any kind, except for deposit relationships or loans made prior to June 30, 1995, with any director or officer of RB Bancorp or BRB or with any affiliate or any member of the immediate family of any such director or officer. The term "immediate family" as used herein and throughout this Agreement shall mean a person's spouse, in-laws, children and siblings;

          3.18.10 Any Understanding which would be terminable other than by RB Bancorp or BRB as a result of the consummation of the transactions contemplated by this Agreement;

          3.18.11 Any contract of participation with any other bank in any loan entered into by RB Bancorp or BRB subsequent to June 30, 1995 in excess of $150,000, or any sales of assets of RB Bancorp or BRB with recourse of any kind to RB Bancorp or BRB;

          3.18.12 Any Understanding of any kind that binds RB Bancorp or BRB and contains a covenant not to compete; or

          3.18.13 Any Understanding not otherwise disclosed or excepted pursuant to this Paragraph 3.18 which is material to the consolidated financial condition, results of operations, assets or business of RB Bancorp.

     True and correct copies of all documents relating to the foregoing Understandings are attached as Schedule 3.18.

     3.19 Absence of Certain Changes. Except as set forth in Schedule 3.19, since June 30, 1995, the business of each of RB Bancorp and BRB has been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there has not been any:

          3.19.1 Material adverse change in, or development which is likely to result in a material adverse change in, or have a material adverse effect on the business, prospects, financial position, management, shareholders' equity or results of operations of RB Bancorp or BRB;

          3.19.2 Damage, destruction or loss to property (whether or not covered by insurance), individually or in the aggregate, that is likely to result in a material adverse change in the financial condition, property, business or prospects of RB Bancorp or BRB;

          3.19.3 Material contract, agreement, license or understanding which RB Bancorp or BRB has entered into or to which RB Bancorp or BRB is a party which has been terminated or amended other than in the ordinary course of business;

          3.19.4 Capital expenditure exceeding $25,000 individually or in the aggregate;

          3.19.5 Labor trouble, dispute or problem of any character involving employees having a material adverse effect upon the financial condition, property, business or prospects of RB Bancorp or BRB;

          3.19.6 Change in accounting policies or practices;

          3.19.7 Material revaluation (more than $10,000) by RB Bancorp or BRB of any of their respective assets;

          3.19.8 Increase in the salary schedule, compensation, rate, fees or commissions, or the declaration, payment, commitment or obligation of any kind directly or indirectly through the payment by RB Bancorp or BRB of a bonus or other additional salary, compensation, fee or commission to any person other than an increase, declaration, payment, commitment or obligation made in the ordinary course of business consistent with prior reviews and evaluation practices resulting in additional payment of an amount of no more than 5% of base salary on an annualized basis;

          3.19.9 Sale, assignment or transfer of any asset of RB Bancorp or BRB except in the usual and ordinary course of business;

          3.19.10 Mortgage, pledge or encumbrance of any asset of RB Bancorp or BRB other than liens for taxes not yet due, pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits, and as set forth in Paragraphs 3.10 and 3.11;

          3.19.11 Waiver or release of any right or claim of RB Bancorp or BRB except in the usual and ordinary course of business; or

          3.19.12 Declaration, setting aside or payment of any dividend or distribution with respect to RB Bancorp Common Stock, RB Bancorp Series A Preferred Stock or BRB Common Stock or the issuance of any shares of, or options to purchase, RB Bancorp Common Stock, RB Bancorp Series A Preferred Stock, BRB Common Stock or any other securities of RB Bancorp or BRB.

     3.20 Licenses and Permits. Each of RB Bancorp and BRB has all licenses and permits which are necessary for the conduct of its businesses, and such licenses are in full force and effect. The properties and operations of each of RB Bancorp and BRB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     3.21 Undisclosed Liabilities. Neither RB Bancorp nor BRB has any liabilities or obligations, either accrued or contingent which have not been either (i) reflected or disclosed in RB Bancorp's Unaudited Financial Statements as of June 30, 1995 or (ii) disclosed in Schedule 3.21. Neither RB Bancorp nor BRB knows of any basis for the assertion against RB Bancorp or BRB of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that might result in or cause a material adverse change in the financial condition, results of operations or prospects of RB Bancorp which is not fairly reflected in RB Bancorp's Unaudited Financial Statements or otherwise disclosed in the Schedules to this Agreement.

     3.22 Loans and Investments.

          3.22.1 All loans and investments of each of RB Bancorp and BRB are in all material respects legal, enforceable and authorized under applicable federal and state laws and regulations except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in Schedule 3.22, no loan or investment held by RB Bancorp or BRB was, at June 30 1995, (i) more than 90 days past due with respect to any scheduled payment of principal or interest, (ii) classified as "loss," "doubtful," "substandard," "special mention" or "criticized" by federal banking regulators,
(iii) on a non-accrual status in accordance with BRB's respective loan review procedures or (iv) as to any loan with a balance of more than $25,000, the subject of any restructuring of the terms of such loan or the subject of any waiver, acquiescence or forbearance, implied or explicit, oral or written, pursuant to which the terms of such loan or any one of them have been modified or have not been enforced according to the original terms of the loan ("Forbearance Agreement"). None of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended ("Securities Act"), and the regulations thereunder, or state securities laws.

          3.22.2 Neither RB Bancorp nor BRB has any loan, lease or other extension of credit outstanding, or commitment to make any loan, lease or other extension of credit, to any director, officer, employee or holder of 5% or more of any class of stock of RB Bancorp or BRB which is not on substantially the same terms (including interest rates, repayment terms and collateral) as would be available for a comparable transaction with a person of similar creditworthiness who is not a director, officer, employee or holder of 5% or more of any class of stock of RB Bancorp or BRB.

     3.23 Employee Benefit Plans.

          3.23.1 Neither RB Bancorp nor BRB has, or contributes to, any pension, retirement, profit-sharing, stock ownership, deferred compensation. other incentive plan, or any other type of "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) (a "Plan"), or has any obligation or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, or have in effect any stock option, stock purchase, stock appreciation right, deferred compensation, consulting, incentive and welfare, trust agreements, or other contractual arrangements, plans or arrangements in respect to any present or former directors, officers or employees (collectively referred to together with any Plans, as "Employee Plans") except as set forth in Schedule 3.23(a). Attached as Schedule 3.23(b) are true and correct copies of such Employee Plans.

          3.23.2 Neither RB Bancorp nor BRB contributes to any "multi-employer plan" within the meaning of Section 3(37) of ERISA and the Code.

          3.23.3 With respect to the Plans of each of RB Bancorp and BRB: (i) each of the Plans has been operated and administered in all material respects in compliance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Plan is so qualified and all related trusts are exempt from federal income tax under Section 501(a) of the Code and nothing has occurred since the day of the last such determination letter which has resulted in or is likely to result in the revocation of such determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions set forth in such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) with respect to each Plan subject to Title IV or ERISA, no material liability under Title IV of ERISA has been incurred by BRB or any of its Subsidiaries that has not been satisfied in full,
(v) all contributions or other amounts payable by BRB or its Subsidiaries in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vi) neither BRB nor any of its Subsidiaries has engaged in a transaction in connection with which BRB or any of its Subsidiaries could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to
Section 4975 or 4976 of the Code, (vii) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plan or any trusts related thereto, and (viii) the continuation, health care coverage requirement, and notice requirements under
Section 4980B of the Code and Sections 601 through 608 of ERISA have been satisfied in all material respects.

     3.24 Loan Servicing Portfolio. Except as set forth in Schedule 3.24, neither BRB nor any of its Subsidiaries services loans owned in whole or in part by other persons.

     3.25 Filings. Since January 1, 1990, Each of RB Bancorp and BRB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Superintendent, (b) the FDIC, (c) the FRB, (d) the Securities and Exchange Commission ("SEC"), and (e) any other applicable federal, foreign, state or local governmental or regulatory authorities. Since January 1, 1990, each of RB Bancorp and BRB has filed all required call reports of condition and income with all appropriate bank regulatory agencies. All such reports, registrations and filings are collectively referred to as the "RB Bancorp Filings." Upon request by FP Bancorp and subject to applicable legal restrictions, RB Bancorp will promptly provide to FP Bancorp all RB Bancorp Filings filed by RB Bancorp or BRB since January 1, 1990, together with copies of any orders or other administrative actions taken in connection with such RB Bancorp Filings. As of their respective dates, each of the past RB Bancorp Filings (i) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (ii) to the knowledge of RB Bancorp and BRB, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any noncompliance), and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such RB Bancorp Filings that was intended to present the financial position of the entities or entity to which it related fairly presented the financial position of such entities or entity during the periods involved, and was prepared in accordance with GAAP or applicable banking regulations consistently applied, except as stated therein.

     3.26 Powers of Attorney. No power of attorney or similar authorization given by RB Bancorp or BRB is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

     3.27 Accuracy and Current Status of Information Furnished. The representations and warranties made by RB Bancorp and BRB hereby or in the Schedules attached hereto contain no statements of fact which are untrue or misleading, or omit any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Schedules from being misleading. RB Bancorp and BRB hereby covenant that they shall, not later than the 15th day of each calendar month between the date hereof and the Closing Date, amend or supplement the Schedules prepared and delivered pursuant to this Paragraph 3 to ensure that the information set forth in such Schedules accurately reflects the status of RB Bancorp and BRB as of the last day of the prior calendar month. RB Bancorp and BRB shall further amend or supplement the Schedules as of the Closing Date if necessary to reflect any additional changes in the status of each of RB Bancorp and BRB.

     3.28 Environmental Matters. Neither RB Bancorp nor BRB has any actual knowledge that any of their properties and operations are not in compliance in all material respects with all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment.

     3.29 Absence of Certain Business Practices. To the knowledge of RB Bancorp and BRB, neither RB Bancorp nor BRB, nor any officer, employee or agent of RB Bancorp or BRB, nor any other person acting on behalf of RB Bancorp or BRB, has, directly or indirectly, within the five years preceding the date hereof given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of RB Bancorp or BRB, or assist RB Bancorp or BRB in connection with any actual or proposed transaction that (i) might subject any of them to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would be reasonably expected to have had an adverse effect on the assets, business or operation of RB Bancorp or BRB, or (iii) if not continued in the future would be reasonably expected to adversely affect the assets, business, operation or prospects of RB Bancorp or BRB or which might subject RB Bancorp or BRB to suit or penalty in any private or governmental litigation or proceeding.

     3.30 Securities Activities. In the conduct of the securities activities of each of RB Bancorp and BRB, no guarantee or assurance has been made to any person concerning a rate of return or the preservation of capital.

     3.31 Intellectual Property. Each of RB Bancorp and BRB owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, logos and trademarks, servicemarks and computer software used in its businesses, each of which is listed on Schedule 3.31. Neither RB Bancorp nor BRB has received any notice of conflict with respect thereto that asserts the right of others.

     3.32 Good Faith Deposit and Additional Deposit. The Good Faith Deposit and the Additional Deposit are maintained in the name of RB Bancorp in interest-earning deposit accounts with BRB, and such deposits are not subject to any lien, encumbrance, assessment or restriction and are subject to withdrawal without penalty by RB Bancorp at any time or from time to time.

     3.33 Financial Projections. The financial projections provided by RB Bancorp and BRB with respect to 1995, which have been separately acknowledged by the parties as of the date of this Agreement and are attached as Schedule 3.33 have been prepared in good faith and are based upon and prepared in accordance with methods used for preparation of projections prepared in the ordinary course of business for the use of the respective Boards of Directors of RB Bancorp and BRB.

     3.34 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of RB Bancorp or BRB set forth in this Agreement shall be deemed to be made on and as of the date of this Agreement, except those that are specifically as of a different date, as of the Closing Date and as of the Effective Time of the Reorganization.

4.   REPRESENTATIONS AND WARRANTIES OF FP BANCORP AND FPNB

     FP Bancorp and FPNB jointly and severally represent and warrant to RB Bancorp and BRB that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

     4.1 Organization Standing and Power. FP Bancorp is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business and is in good standing in the State of California. FPNB is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. Each of FP Bancorp and FPNB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither FP Bancorp nor FPNB is required to qualify as a foreign corporation in any jurisdiction except that FP Bancorp is qualified to do business in the State of California. Schedule 4.1 contains true and correct copies of FP Bancorp's Certificate of Incorporation and By-laws, as amended and in effect as of the date hereof, and FPNB's Articles of Association and Bylaws, as amended and in effect as of the date hereof.

     4.2 Banking Activities. FP Bancorp is a bank holding company authorized under the Bank Holding Company Act as such by the FRB. FPNB is authorized by the Comptroller to conduct a general banking business. FPNB is a member of the Federal Reserve System. FPNB's deposits are insured by the FDIC in the manner and to the full extent provided by law.

     4.3 Financial Statements. FP Bancorp has furnished to RB Bancorp its audited consolidated financial statements for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 certified by KPMG (collectively "FP Bancorp's Audited Financial Statements") and its unaudited consolidated financial statements at and for the six-month period ended June 30, 1995 (hereinafter referred to together with any unaudited financial statements of FP Bancorp for any subsequently ended periods and as of any subsequent dates, as "FP Bancorp's Unaudited Financial Statements"). FP Bancorp's Audited Financial Statements and Unaudited Financial Statements were and shall be prepared in accordance with GAAP except as disclosed therein or in the notes thereto and present and will present fairly the financial position of FP Bancorp as of the dates thereof and the results of operations and changes in financial position and cash flows as applicable for the periods then ended. None of FP Bancorp's Audited Financial Statements or Unaudited Financial Statements contain or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     4.4 FP Bancorp's and FPNB's Authority. The execution, delivery and performance by FP Bancorp and FPNB of this Agreement and the documents set forth in Exhibits "A" and "B," as appropriate, and the consummation of the transactions contemplated hereunder or thereunder have been duly and validly authorized by all necessary action on the part of FP Bancorp and FPNB, and this Agreement is and those documents will be upon due certification, execution, acknowledgment and filing thereof in accordance with applicable law, valid and binding obligations of FP Bancorp, FirstPac Corp. and FPNB, enforceable in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in Schedule 4.4 neither the execution and delivery by FP Bancorp and FPNB of this Agreement or the documents set forth in Exhibits "A" or "B," nor the consummation of the transactions contemplated herein or therein, nor compliance by FP Bancorp, FirstPac Corp. or FPNB with the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of its Articles of Association or Certificate of Incorporation (as the case may be) and Bylaws; (ii) constitute a breach of, or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which FP Bancorp or FPNB is a party, or by which FP Bancorp or FPNB or any of their respective properties or assets are bound, except where such breach or default would not have a material adverse effect on the consolidated financial condition, results of operations or prospects of FP Bancorp; (iii) constitute a breach of, or result in a default (or give rise to any rights of termination, acceleration or cancellation, or any right to acquire any securities or assets) under any material agreement which FP Bancorp or FPNB or any of their respective properties or assets are bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FP Bancorp or FPNB. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of FP Bancorp or FPNB, and except as set forth in Schedule 4.4, no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by FP Bancorp or FPNB of this Agreement, the documents set forth in Exhibits

"A" and "B," as appropriate, or the consummation by FP Bancorp and FPNB of the transactions contemplated hereunder or thereunder, except approval of the Reorganization by: (W) the Comptroller pursuant to Section 1828(c)(2)(A), (X) the FRB, pursuant to Section 1842, if required, (Y) the FDIC, pursuant to
Section 1828(c)(1)(A), if required, and (Z) the Superintendent, pursuant to
Section 701, if required; and except for the filing of the documents set forth in Exhibits "A" and "B" with the Secretary of State of California pursuant to the California Corporations Code and with the Comptroller pursuant to the provisions of the National Banking Act.

     4.5 Insurance. Except as set forth in Schedule 4.5(a), each of FP Bancorp and FPNB has and at all times within five years prior to the date of this Agreement has had, in full force and effect policies of insurance and bonds (including without limitation bankers' blanket bond, fidelity coverage, director and officer liability, fire, third party liability, use and occupancy) with respect to its assets and businesses and against casualties and contingencies which in the judgment of FP Bancorp or FPNB are adequate and appropriate to cover its assets and businesses. Set forth in Schedule 4.5(b) is a schedule of all policies of insurance and bonds (other than title or credit insurance) carried and owned by FP Bancorp and FPNB, showing the name of the insurance or bonding company, a summary of the coverage, the amounts, the deductible features, the annual premiums and the expiration dates. If any such policy or bond is changed, terminated or modified following the date of this Agreement, such termination, change or modification shall be promptly disclosed to RB Bancorp in writing. Neither FP Bancorp nor FPNB is in default under any such policy of insurance or bond such that it could be canceled, and all material claims thereunder have been filed in a timely fashion. Each of FP Bancorp and FPNB has filed claims with or given notice of claim to its insurers or bonding companies with respect to all matters and occurrences for which it believes it has coverage.

     4.6 Proxy Statement. The Proxy Statement (as defined in Paragraph 5.8.1) and any other documents to be filed with any regulatory authority in connection with the transactions contemplated by this Agreement or referring to such transactions in connection with any other acquisition, merger or offering by or involving FP Bancorp or FPNB, or otherwise, with respect to all information set forth therein relating to FP Bancorp, FPNB, the Reorganization, Holding Company Merger and Bank Merger and in respect to this Agreement and the Holding Company Agreements to Merge and the Bank Agreement to Merge will, at the respective times such documents are filed or become effective, and with respect to the Proxy Statement, at the time of mailing to shareholders, and at the time of the meeting of shareholders of RB Bancorp:

          4.6.1 comply in all material respects with the provisions of all applicable regulations; and

          4.6.2 not contain any statement which, at the time and in light of the circumstances under which it is made, is, knowingly false or misleading with respect to any material fact, or omit any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which have become false or misleading.

     4.7 Books and Records.

          4.7.1 The minute books of FP Bancorp and FPNB provided to RB Bancorp contain (i) true, accurate and complete records of all meetings and actions taken by the respective Boards of Directors, Board committees and shareholders of FP Bancorp and FPNB and (ii) true and complete copies of its respective charter documents and bylaws and all amendments thereto. The books and records of FP Bancorp and FPNB accurately reflect in all material respects their businesses and affairs.

          4.7.2 Each of FP Bancorp and FPNB has records which accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization, and (ii) recorded in conformity with GAAP; such records, to the extent they contain important information pertaining to FP Bancorp or FPNB which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques reasonably adequate for companies of the size of FP Bancorp and in the businesses in which FP Bancorp and FPNB are engaged; and the data processing equipment, data transmission equipment, related peripheral equipment and software used by each of FP Bancorp and FPNB in the operation of its businesses (including any disaster recovery facility) to generate and retrieve such records are reasonably adequate for companies of the size of FP Bancorp and in the businesses in which FP Bancorp and FPNB are engaged.

     4.8 Title to Assets. Each of FP Bancorp and FPNB has good and transferable title to all properties and assets, other than real property, owned or purported to be owned by it, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature, except for (i) liens for current taxes not yet due and payable; (ii) liens incurred in the ordinary course of business and which do not impair the business of FP Bancorp or FPNB, respectively, or detract from the usefulness of the properties subject thereto; or (iii) such liens as are disclosed in FP Bancorp's Audited Financial Statements as of December 31, 1994, or in Schedule 4.8.

     4.9 Legal Proceedings and Agreement with Banking Authorities.


          4.9.1 Schedule 4.9(a) contains a true, correct and complete list of all pending litigation in which FP Bancorp or FPNB is a named party. Except as set forth in Schedule 4.9(b), there is no private or governmental suit, claim, action, arbitration or proceeding pending, nor any private or governmental suit, claim, action, arbitration or proceeding to FP Bancorp's or FPNB's knowledge threatened, nor does FP Bancorp or FPNB know of any facts or circumstances which would form a basis for any such suit, claim, action, arbitration or proceeding against FP Bancorp or FPNB or against any of their directors, officers or employees relating to the performance of their duties in such capacities, or against or affecting any properties of FP Bancorp or FPNB which individually, or in the aggregate, could have a material adverse effect upon the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder. Also, except as provided in Schedule 4.9(b), there are no judgments, decrees, stipulations or orders against FP Bancorp or FPNB enjoining FP Bancorp or FPNB or either of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by FP Bancorp or FPNB in any area.

          4.9.2 Except for the memorandum of understanding between FP Bancorp and the Federal Reserve Bank of San Francisco dated May 24, 1993 (the "FP Bancorp MOU"), neither FP Bancorp nor FPNB is a party to any agreement or memorandum of understanding with any federal, state or foreign governmental or regulatory authority charged with the supervision or regulation of national banks or bank holding companies or engaged in the insurance of bank deposits that could have a material adverse effect upon the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder.

     4.10 Taxes. Except as set forth in Schedule 4.10 (i) all federal income tax returns, all state tax returns, and all real and personal property, sales, use and other tax returns and reports that are required by law to be filed by or on behalf of FP Bancorp or FPNB have been duly prepared and filed; (ii) all taxes shown to be due and payable by FP Bancorp or FPNB on those returns, or which are otherwise due and payable, whether disputed or not, have been paid or the liability therefor is reflected in FP Bancorp's Audited Financial Statements and Unaudited Financial Statements; (iii) FP Bancorp and FPNB have each paid or deposited all taxes, tax penalties or interest owed by it or which it is obligated to withhold and deposit from amounts paid to any employee, creditor, depositor or third party; and (iv) Each of FP Bancorp and FPNB has complied with all reporting requirements of the Code, including but not limited to obtaining taxpayer identification numbers. The current status of any audits of those returns by the Internal Revenue Service or other applicable agencies is as set forth in Schedule 4.10. There are no agreements by FP Bancorp or FPNB waiving a statute of limitations or extending the time for assessment or payment of any taxes payable by it.

     4.11 Compliance with Laws and Regulations.

          4.11.1 Neither FP Bancorp nor FPNB is in default under or in breach of any law, ordinance, rule, regulation, order, judgment or decree applicable to it promulgated by any governmental agency having authority over it, where such default or breach would have a material adverse effect on the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder.

          4.11.2 Each of FP Bancorp and FPNB has conducted its businesses in accordance with all applicable federal, foreign, state and local laws, regulations and orders, including without limitation disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, antitrust, licensing and other laws, regulations and orders, and the forms, procedures and practices used by each of FP Bancorp and FPNB are in compliance with such laws, regulations and orders except for such violations or noncompliance as will not have a material adverse effect on the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder.

     4.12 Performance of Obligations. Each of FP Bancorp and FPNB has performed in all respects all of the obligations required to be performed by it to date and is not in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which FP Bancorp or FPNB is a party or is subject to or is otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder. No party with whom FP Bancorp or FPNB has an agreement which is material to the financial condition, results of operations or prospects of FP Bancorp or FPNB is in default thereunder, except for certain loans made by FPNB which in the aggregate have no material adverse effect on the ability of FP Bancorp or FPNB to consummate the transactions contemplated hereunder.

     4.13 Licenses and Permits. Each of FP Bancorp and FPNB has all licenses and permits which are necessary for the conduct of its businesses, and such licenses are in full force and effect. The properties and operations of each of FP Bancorp and FPNB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     4.14 Filings. Since January 1, 1990, each of FP Bancorp and FPNB has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Comptroller, (b) the FDIC, (c) the FRB, (d) the SEC, and (e) any other applicable federal, foreign, state or local governmental or regulatory authorities. Since January 1, 1990, each of FP Bancorp and FPNB has filed all required call reports of condition and income with all appropriate bank regulatory agencies. All such reports, registrations and filings are collectively referred to as the "FP Bancorp Filings." Upon request by RB Bancorp and subject to applicable legal restrictions, FP Bancorp will promptly provide to RB Bancorp all FP Bancorp Filings filed by FP Bancorp or FPNB since January 1, 1990, together with copies of any orders or other administrative actions taken in connection with such FP Bancorp Filings. As of their respective dates, each of the past FP Bancorp Filings (i) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (ii) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any noncompliance), and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such FP Bancorp Filings that was intended to present the financial position of the entities or entity to which it related fairly presented the financial position of such entities or entity during the periods involved, and was prepared in accordance with GAAP or applicable banking regulations consistently applied, except as stated therein.

     4.15 Accuracy and Current Status of Information Furnished. The representations and warranties made by FP Bancorp hereby or in the Schedules attached hereto contain no statements of fact which are untrue or misleading, or omit any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Schedules from being misleading. FP Bancorp hereby covenants that it shall, not later than the 15th day of each calendar month between the date hereof and the Closing Date, amend or supplement the Schedules prepared and delivered pursuant to this Paragraph 4 to ensure that the information set forth in such Schedules accurately reflects the then-current status of FP Bancorp and FPNB. FP Bancorp shall further amend or supplement the Schedules as of the Closing Date if necessary to reflect any additional changes in the status of FP Bancorp or FPNB.

     4.16 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of FP Bancorp or FPNB set forth in this Agreement shall be deemed to be made on and as of the date of this Agreement, except those that are specifically of a different date, as of the Closing Date and as of the Effective Time of the Reorganization.

5.   CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME OF REORGANIZATION

     5.1 Access.

          5.1.1 FP Bancorp and FPNB shall have the right, on reasonable notice and during ordinary business hours, to examine through their agents, auditors and attorneys all of the books, records and properties of RB Bancorp and BRB, including but not limited to all loan, investment, accounting, property and legal records and files. Such examination shall be made in a manner that will not unreasonably interfere with the conduct of their respective businesses, but shall not be conducted in any case in a manner that would cause the loss of the attorney-client privilege with regard to any particular matter proposed to be examined; provided that the presence of a director who is also an attorney, in his capacity as a director, shall not give rise to an attorney-client privilege for purposes of this Agreement. RB Bancorp and BRB shall provide adequate space and facilities, to the end that such examination shall be completed expeditiously, completely and accurately. In furtherance of the foregoing, prior to the Closing Date, BRB and RB Bancorp shall provide FP Bancorp with all reports, board packages and other written communications with board members at the same times as such information is provided to such board members, including, without limitation, management reports and analysis of OREO, classified loans, and any other reports relating to the loan portfolio or servicing obligations and rights of RB Bancorp or BRB. In addition, FP Bancorp shall have the right to examine BRB's records with respect to its loan portfolio on a monthly basis. In the event the Reorganization provided for hereby is not consummated for any reason, FP Bancorp, FPNB, RB Bancorp and BRB each shall not, directly or indirectly: (i) utilize for its own benefit any Proprietary Information (as hereinafter defined) or (ii) disclose to any person any Proprietary Information, except as such disclosure may be required in connection with this Agreement or by law. "Proprietary Information" shall mean all confidential business information concerning the pricing, costs, profits and plans for the future development of business, and the identity, requirements, preferences, practices and methods of doing business of specific customers or otherwise relating to the business and affairs of the parties, and with respect to RB Bancorp and BRB, other than information which (A) was lawfully in the possession of the examining party prior to June 30, 1995 except under the Confidentiality Agreement and Negotiation Letter; (B) is obtained by FP Bancorp, FPNB, RB Bancorp or BRB after the date hereof from a source other than a party hereto not under an obligation of confidentiality to the party hereto to which the information relates; or (C) is in the public domain when received or thereafter enters the public domain through no action of the other party. In the event the Reorganization is not consummated for any reason, each shall return to the others all copies, notes and records obtained in the course of negotiation and examination.

          5.1.2 Until the Closing Date, representatives of FP Bancorp and FPNB shall be invited to attend, in person, each meeting of the Board of Directors and Directors Loan Committee of RB Bancorp and BRB; provided, however, that such representatives shall be excused during (i) any discussion regarding the Reorganization or the transactions contemplated by this Agreement, or (ii) the conduct or discussion of any business requiring the advice of counsel when the presence of such representatives would have the effect of waiving the attorney-client privilege.

          5.1.3 Access and communications to representatives of FP Bancorp and FPNB shall be permitted and made, respectively, only to directors and executive officers of FP Bancorp and FPNB, and any other person specifically designated by an executive officer of FP Bancorp or FPNB as having a need to have access or to learn of communications for the proper performance of his or her duties to FP Bancorp or FPNB. Executive officers of BRB shall be notified of the identities of such persons by FP Bancorp and FPNB in advance of providing access or communications to such persons. The parties understand and agree that a clerical assistant directly reporting to an individual who is granted access or receives communications under this Paragraph 5.1 has the same rights to access and communications as the person to whom he or she directly reports.

     5.2 Limitation on Conduct of RB Bancorp and BRB Prior to Closing. Between the date hereof and the Effective Time of the Reorganization:

          5.2.1 RB Bancorp and BRB each agrees to conduct its business, only in the normal and customary manner and in accordance with safe and sound banking practices; and

          5.2.2 Neither RB Bancorp nor BRB shall, without the prior written consent of FP Bancorp, which shall be deemed given in the event FP Bancorp does not respond to a written request provided in accordance with the notice provisions of this Agreement within five business days of receipt of such request, which consent shall not be unreasonably withheld, take any of the following actions:

               a. carry on its business except in substantially the same manner as heretofore conducted or introduce any new method of management or operation in respect of its business and properties, except in a manner consistent with prior practice and in the ordinary course of business;

               b. amend, modify or, except as they may be terminated in accordance with their terms, terminate any Understanding or materially default in the performance of any of its material obligations under any Understanding;

               c. terminate or unilaterally fail to renew or replace any existing insurance or bonding coverage;

               d. amend, modify, terminate or fail to renew or preserve its business organization, material rights, franchises, permits and licenses, or take any action which would jeopardize the continuance of the goodwill of its customers;

               e. enter into any Understanding, except (i) deposits incurred and short-term debt securities (obligations maturing within one year) issued in the ordinary course of business and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; and (ii) loan sales in the ordinary course of business, without any recourse except to a reserve account funded by an interest rate spread otherwise payable to the servicer of the loans sold, provided that no commitment to sell loans shall extend beyond the Effective Time of the Reorganization;

               f. make any loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any director, officer, employee or shareholder;

               g. grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any person other than under incentive bonus arrangements disclosed in Schedule 3.16;

               h. sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except in accordance with safe and sound banking practices and consistent with prior practice or as required by any existing contract or for ordinary repairs, renewals or replacements or as contemplated by this Agreement;

               i. except with respect to securities or related security rights taken as collateral for loan transactions in ordinary course of business, issue, sell, redeem or acquire for value, or agree to do so, any debt securities or any shares of the capital stock or other ownership interests or securities convertible into options, rights or warrants exercisable for such shares or interests, or declare, issue or pay any dividend or other distribution of assets, whether consisting of money, common or preferred stock, other personal property, real property or other things of value to its shareholders, or split, subdivide combine or reclassify any shares of its stock or other equity security;

               j. change or amend its articles of incorporation or bylaws;

               k. make its credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on June 30, 1995;

               l. make any capital expenditures or commitments with respect thereto, except those in accordance with safe and sound banking practices which do not exceed $10,000 individually or $25,000 in aggregate;

               m. make special or extraordinary payments not in the ordinary course of business, to any person other than as contemplated and as disclosed in this Agreement or the Schedules hereto as of the date hereof;

               n. make any investments, by purchase of stock or securities, U.S. Treasury securities, government agency securities, collateralized mortgage obligations, repurchase agreements, shares of investment trusts, interests in common trust funds, options, futures, swaps, mutual funds, bonds, guaranteed investment contracts, annuities, or any item treated as an investment security under GAAP, certificates of deposit, contributions to capital, property transfers, purchases of any property or assets or otherwise, in or of any other individual, corporation or other entity;

               o. compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency, or amend any federal, foreign or state tax return or report or make any tax election, or change any method or period of accounting;

               p. terminate any Plan or enter into any new employment agreement or other employee benefit arrangement, or modify any employment agreement or other employee benefit arrangement in effect on the date of this Agreement; or

               q. agree to take or make any commitment to take any actions prohibited by this Paragraph 5.2.

          5.2.3 RB Bancorp and BRB shall each take the following actions:

               a. use and devote its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organizations and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

               b. keep in full force and effect all of its existing permits and licenses;

               c use its commercially reasonable best efforts to maintain insurance or bonding coverage on all properties for which it is responsible and on its business operations; and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is now in effect; and notify FP Bancorp in writing promptly of any facts or circumstances which could materially adversely affect its ability to maintain such insurance or bonding coverage;

               d. perform its contractual obligations and not become in material default on any of such obligations;

               e. duly observe and conform to all legal requirements applicable to its businesses;

               f. use and devote its commercially reasonable efforts to duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority, unless any extensions have been duly granted by such authority;

               g. maintain its assets and properties in good condition and repair, normal wear and tear excepted;

               h. promptly advise FP Bancorp in writing of any event or any other transaction within its knowledge whereby any person or related group of persons acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or control of five percent or more of the outstanding shares of any class of stock prior to the record date fixed for its shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein;

               i. promptly notify FP Bancorp of any event of which it obtains knowledge which may have a material adverse effect on its financial condition, results of operations, business or prospects, or in the event it determines that the Reorganization will not be consummated because of its inability to meet any of the conditions set forth in Paragraph 6 hereof;

               j. charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with GAAP, applicable law or regulation, or classified as "loss" or as directed by any regulatory authority or any internal or outside consultant reviewer; and maintain its allowance for credit losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio;

               k. furnish to FP Bancorp, concurrent with distribution to its Board of Directors, (i) a copy of any report submitted to its Board of Directors and access to the working papers related thereto, and copies of other operating or financial reports prepared for management of any of its businesses and access to the working papers thereto; provided, however, that it need not furnish FP Bancorp communications of its legal counsel regarding its rights against and obligations to FP Bancorp, FPNB or their affiliates under this Agreement; (ii) copies of all reports, renewals, filings, certificates, statements and other documents filed with or received from the Superintendent, the Comptroller, the FRB, the FDIC or any other governmental or regulatory body; (iii) monthly unaudited statements of its condition and statements of operations, and its quarterly unaudited statements of condition and statements of operations and statements of changes in shareholders' equity, in each case prepared in a manner consistent with past practice; (iv) internal operating reports describing and/or referring to actual and planned actions relating to classified assets and/or setting forth the grounds for classification, prepared in a manner which is consistent with past practice, all such reports being hereinafter referred to collectively as the "Classified Asset List." The statements regarding reserves in each Classified Asset List shall be made in reference to the loan loss reserve calculation methodology used by RB Bancorp and BRB in the ordinary course of business. Each of the financial statements delivered pursuant to this Paragraph 5.2.3.k, except as stated therein, shall be prepared in accordance with past practice in the ordinary course of business. Each of the financial statements delivered pursuant to this Paragraph 5.2.3.k shall be accompanied by a certificate of any two officers of the delivering party, one of whom shall be the chief financial officer or controller, to the effect that such financial statements fairly present its financial condition and results of operations for the periods covered, and reflect all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation;

               l. maintain proper reserves for contingent liabilities in accordance with GAAP;

               m. promptly notify FP Bancorp of the filing within its knowledge of any litigation, governmental or regulatory action, or similar proceeding or notice of any claims against it or any of its assets;

               n. advise FP Bancorp as to the amount and terms of any commitments to make loans or other extensions of credit; and

               o. advise FP Bancorp as to any employee resignations or terminations.

               p. provide reasonable cooperation within reasonable timeframes set by FP Bancorp, including making personnel available as required, to assist FP Bancorp and to prepare information for use by FP Bancorp regarding RB Bancorp and BRB in connection with regulatory and securities filings directly or indirectly related or referring to the Reorganization or other acquisitions, mergers or offerings of FP Bancorp or FPNB.

          5.2.4 RB Bancorp and BRB each agrees that through the Effective Time of the Reorganization, as of their respective dates, (i) each of their Filings will be true and complete in all material respects; and (ii) each Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it will be filed, and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such Filings that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity during the periods involved, and will be prepared in accordance with GAAP or applicable banking regulations consistently applied, except as stated therein;

          5.2.5 RB Bancorp shall maintain each of the Good Faith Deposit and the Additional Deposit (plus interest accrued on each from the date of delivery of the Additional Deposit by FP Bancorp to RB Bancorp) in an interest-earning account with BRB, free of liens, encumbrances and claims, and shall provide statements at least monthly to FP Bancorp setting forth the balance of each such account.

     5.3 Certain Loans and Other Extensions of Credit. RB Bancorp and BRB will promptly inform FP Bancorp of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority, or any internal or outside consultant reviewer, or deemed by such party to require special attention pursuant to its internal policies (collectively "Classified Credits"). In addition, RB Bancorp and BRB shall furnish to FP Bancorp, concurrent with distribution to either of their Boards of Directors, schedules, including the following: (a) Classified Credits; (b) nonaccrual credits; (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status; (d) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type, and the originating unit; (e) loans or leases (including any commitments) by a party, or to any director, officer at or above vice president level, or shareholder holding five percent or more of the capital stock of such party; (f) letters of credit; (g) loans or leases charged off during the previous month; (h) loans or leases written down during the previous month; and
(i) other real estate or assets owned, stating with respect to each its type. Without limiting any other provisions hereof, BRB shall charge off all OREO based upon the fair market value of OREO less selling expenses, subject to review and approval of FP Bancorp within 30 days prior to the Closing.

     5.4 Negotiations With Other Parties. Neither RB Bancorp nor BRB shall authorize or knowingly permit any of its representatives to, nor shall either of them in any other manner, directly or indirectly, entertain, solicit or encourage, or participate in any discussions, except for oral responses to unsolicited inquiries, or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than a party hereto and its representatives) concerning any Acquisition Proposal (as hereinafter defined) other than the Acquisition Proposal set forth in this Agreement. RB Bancorp and BRB shall notify FP Bancorp immediately in the manner set forth in Paragraph 8.3 if any such inquiry or Acquisition Proposal is received by either of them, including the terms thereof. For purposes of this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group would acquire or participate in a merger or other business combination involving RB Bancorp or BRB; (ii) proposal by which any corporation, partnership, person or other entity or group would acquire the right to vote five percent or more of any class of the capital stock of RB Bancorp or BRB, other than acquisition of voting rights by persons designated as proxy holders by the applicable Board of Directors, and excluding any rights any shareholder not a party or bound by a Director Agreement may have to solicit proxies for such shareholder's own account; (iii) acquisition of the assets of RB Bancorp or BRB other than in the ordinary course of business; (iv) acquisition in excess of five percent of any class of the outstanding capital stock of RB Bancorp or BRB, other than as contemplated by this Agreement; or (v) any other reorganization or recapitalization of RB Bancorp or BRB.

     5.5 Affirmative Conduct of RB Bancorp, BRB, FP Bancorp and FPNB Prior to Closing. Between the date hereof and the Effective Time of the Reorganization, RB Bancorp, BRB, FP Bancorp and FPNB agree that each of them shall do the following:

          5.5.1 Use its commercially reasonable best efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Paragraph 6 hereof; and

          5.5.2 Advise the other parties hereto promptly in writing of any matter which would make the representations and warranties set forth in Paragraphs 3 or 4 hereof, as applicable, not true and correct in any material respect at the Closing.

     5.6 Accountants. Promptly upon request of FP Bancorp, RB Bancorp and/or BRB will ask its independent accountants to permit FP Bancorp or its representatives to review and examine the work papers relating to RB Bancorp's and/or BRB's audited financial statements for, and other accounting records and tax returns related to, the years ended December 31, 1990, 1991, 1992, 1993, 1994 and (if completed prior to the Effective Time of the Reorganization) 1995, and permit such independent accountants to discuss with FP Bancorp any matter relating to the audits, accounting records and tax returns of the reviewed party and any management letter related to any of such matters.

     5.7 Submission to Shareholders. Subject to satisfaction of applicable federal and state securities law requirements, if any, not later than 45 days after the last date on which this Agreement and each of the Director Agreements are actually executed, unless extended with the mutual written consent of the parties, RB Bancorp shall take all such actions as may reasonably be required to submit to its shareholders and obtain shareholder approval of, and the RB Bancorp shareholders shall vote upon the approval of, the transactions contemplated hereby and all requisite matters incident thereto. RB Bancorp shall recommend that its shareholders vote in favor of approval of the transactions contemplated hereby.

     5.8 Preparation of Proxy Statement.

          5.8.1 FP Bancorp will cooperate fully with RB Bancorp within reasonable timeframes set by FP Bancorp in the preparation of the Proxy Statement that will be used to solicit proxies of RB Bancorp shareholders in connection with the approval and adoption of this Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge , including any registration statement or application for qualification that may be required in connection with such solicitation (the "Proxy Statement"). In connection therewith, RB Bancorp and FP Bancorp will each furnish all financial or other information, certificates, consents, and opinions of counsel, reasonably deemed necessary by the applicable party for the preparation of the Proxy Statement.

          5.8.2 RB Bancorp and FP Bancorp each covenants and agrees that all information furnished by it to the other for inclusion in the Proxy Statement prepared pursuant to Paragraph 5.8.1, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act, to the extent applicable, and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          5.8.3 RB Bancorp will comply with all applicable state "blue sky" laws.

     5.9 Corporate Action. The parties shall each take or cause to be taken all necessary corporate action required to carry out the transactions contemplated in this Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge.

     5.10 Regulatory Approvals. Promptly following execution of this Agreement, the parties hereto shall prepare, submit and file, or cause to be prepared, submitted and filed, under the direction of FP Bancorp, all applications for approvals and consents as may be required of any of them by applicable law and regulations with respect to the transactions contemplated by this Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge, including without limitation any and all applications required to be filed with the FDIC, the Comptroller, the FRB and such other governmental or regulatory authorities as FP Bancorp or RB Bancorp may reasonably believe necessary. Each party shall cooperate with the others in the preparation of all of those applications and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete said applications. Each party shall afford the others a reasonable opportunity to review all such applications (except confidential portions thereof) and all amendments and supplements thereto before filing. RB Bancorp, BRB, FP Bancorp, and FPNB each covenants and agrees that any and all information furnished by it to the others for inclusion in such applications will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.11 Necessary Consents. In addition to the regulatory approvals referred to in Section 5.10, the parties hereto shall each apply for and diligently seek to obtain all other third party consents or approvals which may be necessary for the consummation of the Reorganization, including without limitation the written consent of any lessors of real and personal property which property cannot be assigned without the written consent of such lessors.

     5.12 Employees.

          5.12.1 RB Bancorp and BRB shall terminate all of their employees immediately prior to the Effective Time of the Reorganization. The Surviving Holding Company and the Surviving Bank shall have the right (but not the obligation) to employ, as officers and/or employees of the Surviving Holding Company or the Surviving Bank immediately following the Effective Time of the Reorganization, any persons who are officers or employees of RB Bancorp or BRB immediately prior to the Effective Time of the Reorganization.

          5.12.2 The parties shall cooperate, under the direction of FPNB, in preparing for and implementing the termination and/or merger of the RB Bancorp and BRB Employee Plans, and in accordance with such implementation, RB Bancorp and BRB shall, to the extent reasonably necessary, take all reasonable steps to cease participation or accrual of benefits, effective by each person employed by RB Bancorp or BRB prior to the Effective Time of the Reorganization in each of its Employee Plans, to terminate each of its Employee Plans, other than an Employee Plan containing a cash or deferred arrangement qualified under Section 401(k) of the Code ("Employee 401(k) Plan"), effective as of the Effective Time of the Reorganization, and shall prepare and submit an Application for Determination Upon Termination to the Internal Revenue Service with respect to each Employee Plan.

          5.12.3 Notwithstanding any provision of this Agreement to the contrary, FP Bancorp and FPNB shall be permitted to negotiate in good faith with any officer or key employee of BRB concerning the terms of his or her potential continued employment with FP Bancorp or the Surviving Bank, and to enter into any written agreement with such officer or key employee, subject to the approval of the other party or parties to the transaction employing such officer at the date hereof.

          5.12.4 This Paragraph 5.12 shall survive the Closing and the Effective Time of the Reorganization.

     5.13 Data Processing Conversion. The parties shall cooperate, under the direction of FPNB in preparing and implementing a plan for conversion and/or coordination of data processing systems and capabilities.

     5.14 Customer Contacts. The parties shall cooperate to coordinate a plan for FPNB personnel to meet with customers of BRB and for FPNB to make other contacts to maximize customer retention, while minimizing disruptions of the business of BRB.

     5.15 Further Assurances. The parties agree that, from time to time, whether prior to, at or after the Effective Time of the Reorganization, they will execute and deliver such further instruments of conveyance and transfer and take such other action as may reasonably be expected to timely consummate the transactions contemplated hereby. FP Bancorp, FPNB and BRB each agrees to take such further action as may reasonably be requested by any of the others in order to timely consummate the transactions contemplated by this Agreement and that are not inconsistent with the other provisions hereof.

6.   CONDITIONS PRECEDENT TO CONTEMPLATED TRANSACTIONS

     6.1 General Conditions. The obligations of each of the parties hereto to consummate the transactions contemplated herein are further subject to the satisfaction, on or before the Closing Date, of the following conditions precedent:

          6.1.1 Securityholder Approvals. The transactions contemplated hereby shall have received all requisite approvals of the shareholders of RB Bancorp, BRB and FPNB.

          6.1.2 No Proceedings. No legal, administrative, arbitration, investigatory or other proceeding by any governmental authority shall have been instituted and remain pending by or before a court or any governmental authority to restrain or prohibit the transactions contemplated hereby.

          6.1.3 Regulatory Approvals. To the extent required by applicable law or regulation, all approvals or consents of any governmental authority, including without limitation those of the Comptroller and the FRB, FDIC and Superintendent, if required, shall have been obtained or made for the transactions contemplated hereby. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     6.2 Conditions to Obligations of FP Bancorp. The obligations of FP Bancorp and FPNB to effect the transactions contemplated hereby shall be subject to the following conditions, any of which may be waived in writing by FP Bancorp:

          6.2.1 Representations and Warranties, and Performance of Covenants. Each of the material representations and warranties of RB Bancorp and BRB set forth herein shall be true and correct as of the Closing Date and the Effective Time of the Reorganization in all material respects, as if made on such date, and RB Bancorp and BRB shall have performed in all material respects all of the material covenants to be performed by them on or prior to the Effective Time of the Reorganization; provided that:

               a. no material representation or warranty made with reference to a "material adverse effect" or "material adverse change," that is not true or correct, individually or in combination with any other such representations or warranties, shall be deemed not to be true or correct if the untruth or incorrectness thereof has not resulted in and would not result in the referenced "material adverse effect" or "material adverse change;"

               b. no material covenant made with reference to a "material adverse effect" or "material adverse change," that has not been performed in all material respects, individually or in combination with any other such covenants, shall be deemed not to have been performed in all material respects if the failure to perform has not resulted in and would not result in the referenced "material adverse effect" or "material adverse change;" and

               c. Paragraphs 5.2.2.g, 5.2.2.h, 5.2.2.i, 5.2.2.m, 5.2.2.p,
5.2.3.k and 5.2.3.m shall be deemed to be material covenants.

          6.2.2 Opinion of Counsel for BRB. FP Bancorp shall have received from Duckor & Spradling, counsel to RB Bancorp and BRB an opinion dated the Effective Time of the Reorganization in substantially the form attached hereto as Exhibit "E."

          6.2.3 Authorization of Reorganization. All actions necessary to authorize the execution, delivery and performance of this Agreement by RB Bancorp and BRB and the consummation of the transactions contemplated hereunder shall have been duly and validly taken by the Board of Directors of RB Bancorp and BRB, and RB Bancorp and BRB shall have full corporate power and right to take the actions required of them by the documents set forth in Exhibits "A" and "B."

          6.2.4 Regulatory Approvals and Related Conditions. Any and all governmental and regulatory approvals and consents referred to in Paragraph
6.1.3 and any other paragraph of this Agreement shall have been granted without the imposition of conditions that are or would have become applicable to the Surviving Holding Company or the Surviving Bank that are in excess of conditions typical in community bank acquisitions and any additional conditions under the FP Bancorp MOU, the BRB MOU or other BRB regulatory agreements.

          6.2.5 Third Party Consents. FP Bancorp, FPNB, RB Bancorp and BRB shall have obtained all consents of other parties to their material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, acceleration, breach or loss of rights or benefits thereunder.

          6.2.6 Absence of Certain Changes. As of the Closing Date, there shall not exist any of the following: (i) any materially adverse change in the financial condition, results of operation or prospects of RB Bancorp or BRB since June 30, 1995; or (ii) any damage, destruction, loss or event which has a material adverse effect upon the properties, business or prospects of RB Bancorp or BRB.

          6.2.7 Director Agreements. Each of the RB Bancorp Directors who entered into a Director Agreement in the form attached hereto as Exhibit "D," shall have performed in all material respects the obligations to be performed by him thereunder prior to the Closing, and each such Director Agreement shall be in full force and effect; provided that this condition to Closing shall be deemed to have been met even if the foregoing is not accurate as to each Director who entered into a Director Agreement, if such inaccuracy has not resulted in whole or in part in the failure of any other condition to Closing.

          6.2.8 Officers' Certificate. There shall have been delivered to FP Bancorp on the Closing Date certificates executed by two executive officers of RB Bancorp certifying, to the best of their knowledge, in their capacities as officers and with no personal liability, compliance with all of the provisions of Paragraphs 6.2.1 (without reference to the final clause of that Paragraph), 6.2.3, 6.2.5 and 6.2.6.

          6.2.9 Validity of Transactions. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to FP Bancorp hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for FP Bancorp.

          6.2.10 Tax Opinion. FP Bancorp shall have received an opinion from KPMG Peat Marwick (the "Tax Opinion") that the Reorganization will not result in imposition of federal or state income, transfer or other taxes upon, or result in recognition of gain or loss by FP Bancorp, RB Bancorp, BRB or FPNB.

          6.2.11 Delivery of Deposits. RB Bancorp shall have delivered to the Exchange Agent the Good Faith Deposit and the Additional Deposit, plus accrued interest upon both the Good Faith Deposit and the Additional Deposit from August 18, 1995.

          6.2.12 Fairness Opinion. Prior to the Closing Date, FP Bancorp shall have received an opinion from a recognized company experienced in providing business evaluations and fairness opinions, selected by FP Bancorp confirming the fairness of the terms of the Reorganization to FP Bancorp and its shareholders from a financial perspective, and such opinion shall not have been withdrawn prior to the Effective Time of the Reorganization.

     6.3 Conditions to Obligations of RB Bancorp and BRB. The obligations of RB Bancorp and BRB to effect the transactions contemplated hereunder shall be subject to the following conditions, any of which may be waived in writing by RB
Bancorp:

          6.3.1 Performance of Covenants. Each of the material representations and warranties of FP Bancorp and FPNB set forth herein shall be true and correct as of the Closing Date and the Effective Time of the Reorganization in all material respects as if made on such date, except that no representation or warranty shall be required to be true or correct if its failure to be true or correct does not materially adversely affect the abilities of FP Bancorp, FirstPac Corp. or FPNB to complete the Closing; and FP Bancorp and FPNB shall have performed in all material respects all of the material covenants to be performed by them on or prior to the Effective Time of the Reorganization.

          6.3.2 Opinion of Counsel for FP Bancorp. RB Bancorp shall have received from Higgs, Fletcher & Mack, counsel to FP Bancorp, an opinion dated the Effective Time of the Reorganization in substantially the form attached hereto as Exhibit "F."

          6.3.3 Authorization of Reorganization. All actions necessary to authorize the execution, delivery and performance of this Agreement by FP Bancorp and FPNB and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of FP Bancorp, FirstPac Corp. and FPNB shall have full corporate power and right to take the actions required of them by the documents set forth in Exhibits "A" and "B."

          6.3.4 Regulatory Approvals. Any and all governmental and regulatory approvals and consents referred to in Paragraph 6.1.3 and any other paragraph of this Agreement shall have been granted.

          6.3.5 Third Party Consents. FP Bancorp, FPNB, RB Bancorp and BRB shall have obtained all consents of other parties to their material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the transactions contemplated herein to be consummated, without default, acceleration, breach or loss of rights or benefits thereunder.

          6.3.6 Officers' Certificate. There shall have been delivered to BRB on the Closing Date certificates executed by any two executive officers of FP Bancorp and FPNB, respectively, certifying, to the best of their knowledge, compliance with all of the provisions of Paragraphs 6.3.1, 6.3.3 and 6.3.4.

          6.3.7 Validity of Transactions. The validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to BRB hereunder, shall be subject to the approval, to be reasonably exercised, of counsel for BRB.

          6.3.8 Fairness Opinion. Prior to solicitation of shareholder approval, RB Bancorp shall have received an opinion from a recognized company experienced in providing business evaluations and fairness opinions, selected by RB Bancorp, confirming the fairness of the terms of the Reorganization to its shareholders from a financial point of view, and such opinion shall not have been withdrawn prior to the Effective Time of the Reorganization.

          6.3.9 Tax Opinion. RB Bancorp shall have received the Tax Opinion, in a form acceptable to counsel to RB Bancorp.

          6.3.10 Delivery of Funds. FP Bancorp shall have delivered to the Exchange Agent the funds required under Paragraph 2.4, above.

7.    TERMINATION

      7.1   Termination of this Agreement.

            7.1.1 Notwithstanding that this Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge may have already been approved by shareholders and/or directors of one or all of the constituent entities to the Reorganization, this Agreement may be terminated prior to the Effective Time of the Reorganization:

                  a.    By mutual agreement of the parties, in writing;

                  b.    By:

                        (A) FP Bancorp or FPNB immediately upon the expiration
                  of 30 days from the date that FP Bancorp or FPNB has given notice to RB Bancorp or BRB of a material breach or default by RB Bancorp or BRB in the performance of any material covenant, agreement, representation, warranty, duty or obligation hereunder; provided that:

                              (i) as to any breach or default in the performance
                        of any material covenant, agreement, representation, warranty, duty or obligation undertaken or made with reference to a "material adverse effect" or "material adverse change," such breach or default shall not be deemed to be material, individually or in combination with any other such breaches or defaults, if the breach or default has not resulted in and would not result in the referenced "material adverse effect" or "material adverse change;"

                              (ii)  Paragraphs 5.2.2.g, 5.2.2.h, 5.2.2.i,
                        5.2.2.m, 5.2.2.p, 5.2.3.k and 5.2.3.m shall be deemed
                        to be material covenants;

                        (B) RB Bancorp or BRB immediately upon the expiration of
                  30 days from the date that RB Bancorp or BRB has given notice to FP Bancorp or FPNB of a material breach or default by FP Bancorp or FPNB in the performance of any material covenant, agreement, duty or obligation hereunder or representation or warranty, such that the breach or default, individually or when considered with other breaches or defaults, would prevent FP Bancorp, FirstPac Corp. or FPNB from completing the Closing;

                        (C) provided, however, that no such termination shall be
                  effective if, within such 30-day period, the breaching or defaulting party shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination, or, with respect to a ground for termination that is curable, but not subject to cure within such 30-day period, the breaching or defaulting party shall have proceeded diligently to cure the ground for termination;

                  c. By FP Bancorp or FPNB if any governmental or regulatory authority denies or refuses to grant the approvals, consents or authorizations required to be obtained in order to consummate the transactions contemplated by this Agreement without the imposition of conditions that are in excess of conditions typical in community bank acquisitions, or any additional conditions under the FP Bancorp MOU, the BRB MOU or other BRB regulatory agreements;

                  d. By FP Bancorp or FPNB if the Reorganization does not receive the requisite approval of shareholders of RB Bancorp after two votes of shareholders of RB Bancorp;

                  e. By FP Bancorp or FPNB, if the Board of Directors of RB Bancorp or BRB approves (or authorizes the execution of a letter of intent or other document with regard to) (A) an Acquisition Proposal or (B) a transaction pursuant to which any person or entity or related group of persons or entities acquires, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of five percent or more of any class of outstanding shares of RB Bancorp or BRB; or

                  f. By FP Bancorp or FPNB if any Director of RB Bancorp or BRB breaches his Director Agreement and as a result in whole or in part of such breach, a condition to Closing is not met.

                  g. By FP Bancorp (i) if it does not receive by the date ten calendar days after the date of this Agreement (calculated without including the date of this Agreement) any Schedule required to be delivered by RB Bancorp or BRB pursuant to Paragraph 3; or (ii) if on or before seven calendar days after receipt of all such Schedules (calculated without including the date of this Agreement) FP Bancorp gives written notice of its disapproval of any matter set forth in any such Schedule.

            7.1.2 Notwithstanding that this Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge may have already been approved by shareholders and/or directors of one or more of the constituent corporations to the Reorganization, this Agreement shall be terminated prior to the Effective Time of the Reorganization if any conditions specified in Paragraph 6 have not been satisfied or waived in writing by the party authorized to waive such conditions by May 1, 1996 (the "Expiration Date") unless mutually extended by the parties hereto; provided, however, that in the event that any conditions set forth in Paragraphs 6.2.4 or 6.3.4 have not been satisfied or waived on or before the Expiration Date, FP Bancorp, FPNB, RB Bancorp or BRB shall have the right to extend the Expiration Date for an additional 45 days, and if so extended, the right to extend the Expiration Date for an additional 45 days, by giving written notice to the other parties of the first extension on or before at least 15 days prior to the initial Expiration Date, and, if the second right to extend is to be exercised, by giving written notice to the other parties of the second extension at least 15 days prior to the second Expiration Date. Each such right may be exercised by a different party or the same party.

      7.2 Effect of Termination and Survival. No termination of this Agreement under this Paragraph 7 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Paragraphs 5.1, 7.3 or 8.1 hereof or from any liability or damage to the other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

      7.3 Liquidated Damages. The parties have determined that, in the event the Agreement is terminated by a party under Paragraph 7.1.1(b), 7.1.1(e) or 7.1.1(f), the terminating party will have incurred and would incur following such termination, substantial costs and expenses, including, but not limited to, legal and accounting services and costs attributable to the time of the terminating party, and the parties acknowledge and agree that such costs, expenses and damages are not, and will not be, readily susceptible to measurement. To avoid dispute with respect thereto, the parties acknowledge and agree that liquidated damages as set forth below shall be paid in the circumstances described below. Any such amount shall bear interest on the unpaid amount thereof from the date due at a rate equal to The Wall Street Journal prime rate plus 500 basis points, calculated on a daily basis, until paid in full:

            7.3.1 In the event FP Bancorp or FPNB terminates the Agreement under Paragraph 7.1.1(b)(A), 7.1.1(e) or 7.1.1(f), RB Bancorp and BRB shall, jointly and severally, pay, on or before the date 30 days after termination, the total sum of $250,000 to FP Bancorp, as liquidated damages; and

            7.3.2 In the event RB Bancorp or BRB terminates the Agreement under Paragraph 7.1.1(b)(B), FP Bancorp and FPNB shall, jointly and severally, pay on or before the date 30 days after termination, the total sum of $250,000 to RB Bancorp, as liquidated damages.

8.    GENERAL PROVISIONS

      8.1   Indemnification.

            8.1.1 RB Bancorp and BRB jointly and severally agree to defend, indemnify and hold harmless FP Bancorp, FPNB and each of their officers and directors, their attorneys, and each person who controls FP Bancorp within the meaning of the Securities Act from and against any costs, damages, liability and expenses insofar as such costs, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement or any amendments or supplements thereto or any other oral or written communications with shareholders or others relating or referring to the transactions contemplated by this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither RB Bancorp nor BRB shall be liable in any such case to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to FP Bancorp or FPNB furnished to RB Bancorp by or on behalf of FP Bancorp or FPNB, specifically for use therein. Notwithstanding the foregoing, this Paragraph 8.1.1 shall be of no further force or effect if the Reorganization contemplated by this Agreement is consummated.

            8.1.2 FP Bancorp agrees to defend, indemnify and hold harmless RB Bancorp, BRB and each of their officers and directors, their attorneys, and each person who controls RB Bancorp within the meaning of the Securities Act from and against any costs, damages, liability and expenses insofar as such costs, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement or any amendments or supplements thereto or any other oral or written communications with shareholders or others relating or referring to the transactions contemplated by this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that FP Bancorp shall not be liable in any such case to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Proxy Statement, or amendments or supplements thereto, in reliance upon and in conformity with information with respect to RB Bancorp or BRB, furnished to FP Bancorp by or on behalf of RB Bancorp or BRB specifically for use therein. Notwithstanding the foregoing, this Paragraph
8.1.2. shall be of no further force or effect if the Reorganization contemplated by this Agreement is consummated.

            8.1.3 Promptly after receipt by any party to be indemnified pursuant to Paragraphs 8.1.1 or 8.1.2 (the "Indemnified Party") of notice of (i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.

      8.2 Expenses. Each party hereto shall pay its own costs and expenses, including but not limited to those of its attorneys and accountants, in connection with this Agreement and the transactions covered and contemplated hereunder

      8.3 Notices. Unless otherwise specifically permitted by this Agreement, all notices or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by telecopy, provided that the telecopy cover sheet contains a notation of the date and time of transmission, and shall be deemed received: (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this paragraph, two business days after the date placed in the United

States mail, (iii) if mailed other than in accordance with the provisions of this paragraph or mailed from outside the United States, upon the date of delivery to the address of the person to receive such notice, or (iv) if given by telecopy, when sent. Notices shall be given at the following addresses:

If to FP Bancorp:                   FP Bancorp
                                    613 West Valley Parkway
                                    Escondido, California  92025
                                    Attn:  Harvey L. Williamson,
                                           President
                                    Telecopier: (619) 741-7381

With a copy to:                     Higgs, Fletcher & Mack
                                    401 West "A" Street, Suite 2000
                                    San Diego, California  92101
                                    Attn:  Kurt L. Kicklighter, Esq.
                                    Telecopier: (619) 696-1410

If to FPNB:                         First Pacific National Bank
                                    613 West Valley Parkway
                                    Escondido, California  92025
                                    Attn:  Harvey L. Williamson,
                                           President
                                    Telecopier: (619) 741-7381

With a copy to:                     Higgs, Fletcher & Mack
                                    401 West "A" Street, Suite 2000
                                    San Diego, California  92101
                                    Attn:  Kurt L. Kicklighter, Esq.
                                    Telecopier: (619) 696-1410

If to RB Bancorp:                   W.J. Brehm
(prior to the Effective             Chairman
Time of the Reorganization)         RB Bancorp
                                    c/o Brehm Communications, Inc.
                                    17065 Via del Campo, Suite 200
                                    San Diego, California  92127
                                    Telecopier: (619) 451-3814

If to RB Bancorp:                   W.J. Brehm
(after the Effective                Chairman
Time of the Reorganization)         RB Bancorp
                                    c/o Brehm Communications, Inc.
                                    17065 Via del Campo, Suite 200
                                    San Diego, California  92127
                                    Telecopier: (619) 451-3814

With a copy to:                     Duckor & Spradling
                                    401 West A Street, Suite 2400
                                    San Diego, California  92101
                                    Attention:  Gary J. Spradling, Esq.
                                    Telecopier: (619) 231-6629

If to BRB:                          W.J. Brehm
(before the Effective               Chairman
Time of the Reorganization)         The Bank of Rancho Bernardo
                                    c/o Brehm Communications, Inc.
                                    17065 Via del Campo, Suite 200
                                    San Diego, California  92127
                                    Telecopier: (619) 451-3814


If to BRB:                          W.J. Brehm
(after the Effective                Chairman
Time of the Reorganization)         The Bank of Rancho Bernardo
                                    c/o Brehm Communications, Inc.
                                    17065 Via del Campo, Suite 200
                                    San Diego, California  92127
                                    Telecopier: (619) 451-3814

With a copy to:                     Duckor & Spradling
                                    401 West A Street, Suite 2400
                                    San Diego, California  92101
                                    Attention:  Gary J. Spradling, Esq.
                                    Telecopier: (619) 231-6629

      8.4 Complete Agreement; Modifications. This Agreement and written agreements, if any, entered into concurrently herewith or in accordance with this Agreement (i) constitute the parties' entire agreement, including all terms, conditions, definitions, warranties, representations, and covenants, with respect to the subject matter hereof, (ii) merge all prior discussions and negotiations between or among any or all of them as to the subject matter hereof, and (iii) supersede and replace all terms, conditions, definitions, warranties, representations, covenants, agreements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a document signed by the party to be bound. With regard to such amendments, alterations or modifications, telecopied signatures shall be effective as original signatures. Any amendment, alteration or modification requiring the signature of more than one party may be signed in counterparts.

      8.5 Further Actions. Each party agrees to perform any further acts and execute and deliver any further documents reasonably necessary to carry out the provisions of this Agreement.

      8.6 Assignment. No party may assign its rights under this Agreement without the prior written consent of the other parties hereto.

      8.7 Successors and Assigns. Except as explicitly provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

      8.8 Severability. If any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law if enforcement would not frustrate the overall intent of the parties (as such intent is manifested by all provisions of the Agreement, including such invalid, void or otherwise unenforceable portion).

      8.9 Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party shall impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to a party hereunder shall not otherwise alter or affect any power, remedy or right of any other party, or the obligations of the party to whom such extension or indulgence is granted except as specifically waived.

      8.10 Time of Essence. Time is of the essence of each and every term, condition, obligation and provision hereof.

      8.11 No Third Party Beneficiaries. This Agreement and each and every provision hereof is for the exclusive benefit of the parties hereto and not for the benefit of any third party.

      8.12 Headings. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular provision hereof.

      8.13 References. A reference to a particular paragraph or section of this Agreement shall be deemed to include references to all subordinate paragraphs or sections, if any.

      8.14 Gender. Throughout this Agreement, unless the context otherwise requires, the masculine, feminine and neuter genders each include the other.

      8.15 Counterparts. This Agreement may be signed in multiple counterparts with the same force and effect as if all original signatures appeared on one copy; and in the event this Agreement is signed in counterparts, each counterpart shall be deemed an original and all of the counterparts shall be deemed to be one agreement.

      8.16 Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, except to the extent preempted by the laws of the United States.

      8.17 Effect of Disclosure. Any list, statement, document, writing or other information set forth in, referenced to or attached to any Schedule delivered pursuant to any provision of this Agreement shall be deemed to constitute disclosure for purposes of any other Schedule required to be delivered pursuant to any other provision of this Agreement.

      8.18 Publicity. The parties hereto agree that they will coordinate on any publicity concerning this Agreement and the transactions contemplated hereby. Except as may be required by law, no party shall issue any press release, publicity statement or other public notice relating in any way to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the others, which consent shall not be unreasonably withheld.

      8.19 Survival of Representations and Warranties. Unless otherwise expressly stated herein, the representations and warranties made by the parties to this Agreement, and the respective obligations to be performed under its terms at or before the Effective Time of the Reorganization, shall expire with, and be terminated and extinguished at the Effective Time of the Reorganization, and no action for breach of such representations and warranties shall thereafter be brought by any party hereto.

      8.20  Dispute Resolution.

            8.20.1 The parties agree that if a disputes arises as a result of purported termination of this Agreement other than as a result of the Closing occurring, the parties agree first to try in good faith to settle the dispute. In the event that the parties cannot settle the dispute any party shall have the right to submit the dispute to binding arbitration. Such arbitration shall be held before a single arbitrator agreed upon by the parties to the dispute, and if they cannot agree, any party may petition a California Superior Court in San Diego County for appointment of an arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to any contrary and/or additional terms of this Paragraph 8.20.

            8.20.1 The rules of evidence shall not apply to any arbitration under this Paragraph 8.20. However, in all other respects, the arbitrator shall follow applicable law.

            8.20.2 Subject to Paragraph 8.20.4, each party shall bear one-half of the costs and expenses of arbitration, and for purposes of this provision, FP Bancorp and FPNB shall constitute one party and RB Bancorp and BRB shall constitute one party.

            8.20.3 The arbitrator shall have the power to fashion equitable remedies.

            8.20.4 Notwithstanding Paragraph 8.21, the arbitrator shall have the power to award reasonable attorneys fees and costs of arbitration, including expert witness fees and expenses, to one party or another, or to allocate such fees and expenses as equitable. In determining the reasonableness of attorneys fees, the arbitrator shall be entitled to consider such matters as the arbitrator shall deem appropriate.

            8.20.5 The decision of the arbitrator or panel of arbitrators shall be binding, enforceable, and non-appealable, and may be entered in any court having jurisdiction thereof.

            8.20.6 Payment of any and all amounts granted by an arbitrator or panel or arbitrators hereunder shall be made within fifteen (15) days following the date of the decision, and thereafter, shall bear interest at the then current maximum legal rate per month until paid in full unless such amount bears interest under the liquidated damages provisions of this Agreement.

      8.21 Attorneys' Fees. Subject to Paragraph 8.20.4, if applicable, should any litigation (including any proceedings in bankruptcy court) or arbitration be commenced between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court or arbitration costs incurred by reason of such litigation or arbitration, including attorneys' and experts' fees incurred in preparation for or investigation of any matter relating to such litigation or arbitration.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FP BANCORP:                         FP Bancorp, Inc.,
                                    a Delaware corporation

Date: January 16, 1996              By:  /s/ Mark N. Baker
                                         ---------------------------------
                                    Its: Chairman

Date: January 16, 1996              By:  /s/ Gary W. Deems
                                         ---------------------------------
                                    Its: Secretary

FPNB:                               First Pacific National Bank,
                                    a national banking association

Date: January 16, 1996              By:  /s/ Mark N. Baker
                                         ---------------------------------
                                    Its: Chairman

Date: January 16, 1996              By:  /s/ Gary W. Deems
                                         ---------------------------------
                                    Its: Secretary

RB BANCORP:                         RB Bancorp,
                                    a California corporation

Date: January 12, 1996              By:  /s/ W. J. Brehm
                                         ---------------------------------
                                    Its: Chairman

Date: January 12, 1996              By:  /s/ John D. Gonnerman
                                         ---------------------------------
                                    Its: Secretary

(Signatures continue)

BRB:                                Bank of Rancho Bernardo,
                                    a California banking corporation

Date: January 12, 1996              By:  /s/ W. J. Brehm
                                         ---------------------------------
                                    Its: Chairman

Date: January 12, 1996              By:  /s/ John D. Gonnerman
                                         ---------------------------------
                                    Its: Secretary

                                   EXHIBIT "A"

                               AGREEMENT OF MERGER

      This Agreement of Merger is entered into between RB Bancorp, a California corporation (herein "Surviving Corporation") and FirstPac Corp., a California corporation (herein "Merging Corporation").

      1.    Merging Corporation shall be merged into Surviving Corporation.

      2. Each outstanding share of Merging Corporation shall be converted into one share of Surviving Corporation.

      3. Each outstanding share of Surviving Corporation shall be converted into the right to receive payment per share as follows:
[Incorporate provisions of Paragraph 1.2.1 of the Agreement and Plan of Reorganization].

      4.    The effect of the merger shall be as prescribed by law.

      5. The effective date of the merger shall be _______________. [Effective Time of the Reorganization].

      IN WITNESS WHEREOF the parties have executed this Agreement.

                                          RB Bancorp

                                          By:  __________________________
                                          _____________________, Chairman

                                          By:  __________________________
                                          _____________________, Secretary

                                          FirstPac Corp..

                                          By:  __________________________
                                          _____________________, Chairman

                                          By:  __________________________
                                          ______________________, Secretary

                                   EXHIBIT "A"

                CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

      ________________________________ and ________________________________


certify that:

      1. They are the chairman and the secretary, respectively, of RB Bancorp, a California corporation.

      2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

      3. The total number of outstanding shares of each class entitled to vote on the merger is _________ shares of common stock, no par value, and _________ shares of preferred stock designated as "Series A Preferred Stock," $100 par value.

      4. The principal terms of the agreement of merger in the form attached were approved by a vote of a number of shares of each class which equaled or exceeded the vote required, and in particular, the common stock, no par value was entitled to vote and the percentage vote required of that class was more than 50%, and the preferred stock designated as "Series A Preferred," $100 par value, was entitled to vote and the percentage vote required of that class was 75%.

      We further certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  ___________________                ________________________________
                                          ________________________, Chairman

                                          ________________________________
                                          _________________________, Secretary

                                   EXHIBIT "A"

                CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER

      ________________________________ and ________________________________
certify that:

      1. They are the chairman and the secretary, respectively, of FirstPac Corp., a California corporation.

      2. The Agreement of Merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

      3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

      4. There is only one class of shares and the number of shares outstanding is ____________.

      We further certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  ___________________                ________________________________
                                          ________________________, Chairman

                                          ________________________________
                                          _________________________, Secretary

                                   EXHIBIT "B"

               CERTIFICATE OF ELECTION TO WIND-UP AND DISSOLVE

      _______________________________ and ______________________________
certify that:

      1. They are the chairman and the secretary, respectively, of RB Bancorp, a California corporation.

      2.    The corporation has elected to wind-up and dissolve.

      3. The election was made by the vote of ______ shares of the corporation's common stock, no par value, representing at least 50% of the voting power of the corporation.

      We further certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  ___________________                ________________________________
                                          ________________________, Chairman

                                          ________________________________
                                          _________________________, Secretary

                                   EXHIBIT "B"

                           CERTIFICATE OF DISSOLUTION

      [Names of all RB Bancorp directors serving prior to the Closing or immediately following merger - to be determined] ____________________, ____________________, ____________________, ____________________, and

____________________ certify that:

      1. They constitute a majority of the directors now in office of RB Bancorp, a California corporation.

      2.    The corporation has been completely wound up.

      3. The corporation's known debts and liabilities have been adequately provided for by ___________________________________________________________
[name and street address of either FP Bancorp, or First Pacific National Bank].

      4. The corporation's known assets have been distributed to the persons entitled thereto.

      5.    The corporation is dissolved.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  ___________________                _______________________________
                                          ________________________, Director

                                          _______________________________
                                          _________________________, Director

                                          _______________________________
                                          _________________________, Director

                                          _______________________________
                                          ________________________, Director

                                          _______________________________
                                          ________________________, Director

                                   EXHIBIT "C"

  AGREEMENT TO MERGE BETWEEN FIRST PACIFIC NATIONAL BANK AND BANK OF RANCHO BERNARDO UNDER THE CHARTER OF FIRST PACIFIC NATIONAL BANK UNDER THE TITLE OF
                           FIRST PACIFIC NATIONAL BANK

      This Agreement to Merge made between First Pacific National Bank (hereinafter referred to as "FPNB"), a banking association organized under the laws of the United States, being located at Escondido, County of San Diego, in the State of California, with a capital of $______________, divided into __________ shares of common stock, each of $______________, surplus of $______________, and undivided profits, including capital reserves, of $______________, as of _________, 1996, and Bank of Rancho Bernardo (hereinafter referred to as "BRB"), a banking association organized under the laws of the State of California, being located at San Diego, County of San Diego, in the State of California, with a capital of $______________, divided into ______________ shares of common stock, each of $______________, surplus of $______________, and undivided profits, including capital reserves, of $______________, as of ___________, 1996, each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the Act of November 7, 1918, as amended (12 U.S.C. Section215(a)), witnessed as follows:

Section 1.

      BRB shall be merged into FPNB under the charter of the latter.

Section 2.

      The name of the receiving association (hereinafter referred to as the "Association") shall be First Pacific National Bank.

Section 3.

      The business of the Association shall be that of a national banking association. This business shall be conducted by the Association at its main office which shall be located at 613 West Valley Parkway, Escondido, California, and at its legally established branches.

Section 4.

      The amount of capital stock of the Association shall be $______________, divided into ___________ shares of common stock, each of $10 par value, and at the time the merger shall become effective, the Association shall have a surplus of $______________ , and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of the merging banks as stated in the preamble of this agreement, adjusted, however, for normal earnings and expenses and purchase accounting adjustments between __________, 1996 and the effective time of the merger.

Section 5.

      All assets as they exist at the effective time of the merger shall pass to and vest in the Association without any conveyance or other transfer. The Association shall be responsible for all of the liabilities of every kind and description.

Section 6.

      FP Bancorp, Inc., the sole shareholder of FPNB ("FP Bancorp"), FPNB, BRB and RB Bancorp, the sole shareholder of BRB, have entered into an Agreement and Plan of Reorganization which provides for the merger of RB Bancorp with and into FP Bancorp, Inc., to be immediately followed by the merger of BRB with and into FPNB. Upon the effective time of the merger of BRB with and into FPNB, each outstanding share of BRB shall be cancelled.

Section 7.

      The Articles of Association of FPNB in effect immediately prior to the effective time of the merger shall be and remain the Articles of Association of the Association until amended as provided by law. The Bylaws of FPNB in effect immediately prior to the effective time of the merger shall be and remain the Bylaws of the Association until amended as provided by law and the terms thereof.

Section 8.

      This agreement shall be ratified and confirmed by the affirmative vote of shareholders of each of the merging banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors; and the merger shall become effective at the time specified in a merger approval to be issued by the Comptroller of the Currency of the United States.

      WITNESS, the signatures and seals of said merging association and bank this ______________ day of __________, 1996, each set by its President or a Vice President and attested to by its Cashier or ______________, pursuant to a resolution of its Board of Directors, acting by a majority.

ATTEST:

                                    FIRST PACIFIC NATIONAL BANK,
                                    a national banking association

                                    By:   _____________________________
                                          President

                                    __________________________________
                                    Director

_________________________
Cashier                             __________________________________
(seal of bank)                      Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

ATTEST:

                                    BANK OF RANCHO BERNARDO,
                                    a California banking corporation

                                    By:   _____________________________
                                          President

                                    __________________________________
                                    Director

-------------------------
Cashier                             __________________________________
(seal of bank)                      Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

                                    __________________________________
                                    Director

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF SAN DIEGO          )

On this ______________ day of ________________, 1996, before me,
_____________________________, a Notary Public for this State and County, personally came ____________________________, as President, and
____________________________ as Cashier, of ____________________________, in
each of his/her capacity acknowledged this instrument to be the act and deed of the Association and the seal affixed to it to be its seal.

WITNESS my hand and official seal.

__________________________________
Notary Public, ______________ County

My commission expires ______________.

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF SAN DIEGO          )

On this ______________ day of __________ 1996, before me,
_____________________________, a Notary Public for this State and County, personally came ____________________________, as ____________________, and
____________________________ as Cashier, of ____________________________, in
each of his/her capacity acknowledged this instrument to be the act and deed of the Bank and the seal affixed to it to be its seal.

WITNESS my hand and official seal.

__________________________________
Notary Public, ______________ County

My commission expires ______________.

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF SAN DIEGO          )

On this ______________ day of __________ 1996, before me,
_____________________________, a Notary Public for this State and County, personally came ____________________________, as ____________________, and
____________________________ as Cashier, of ____________________________, in
each of his/her capacity acknowledged this instrument to be the act and deed of the Bank and the seal affixed to it to be its seal.

WITNESS my hand and official seal.

__________________________________
Notary Public, ______________ County

My commission expires ______________.

STATE OF CALIFORNIA          )
                             )  ss.
COUNTY OF SAN DIEGO          )

On this ______________ day of __________ 1996, before me,
_____________________________, a Notary Public for this State and County, personally came ____________________________, as ____________________, and
____________________________ as Cashier, of ____________________________, in
each of his/her capacity acknowledged this instrument to be the act and deed of the Bank and the seal affixed to it to be its seal.

WITNESS my hand and official seal.

__________________________________
Notary Public, ______________ County

My commission expires ______________.

                                   EXHIBIT "D"

                               DIRECTOR AGREEMENT

      THIS DIRECTOR AGREEMENT ("Agreement") is dated as of January 12, 1996, by and among FP Bancorp Inc., a Delaware corporation ("FP Bancorp"), First Pacific National Bank ("FPNB"), and ____________________ ("Director"), with regard to the following:

      A. FP Bancorp, FPNB, RB Bancorp, a California corporation ("RB Bancorp") and Bank of Rancho Bernardo ("BRB") have entered into that certain Agreement and Plan of Reorganization ("Plan of Reorganization"), dated as of January 12, 1996, pursuant to which FP Bancorp will acquire RB Bancorp and BRB (the "Merger"). As part of the Merger, the outstanding shares of RB Bancorp will be automatically changed into the right to receive cash from FP Bancorp.

      B. Director is a member of the Board of Directors of [RB Bancorp] [BRB] and beneficially owns __________ shares of the common stock, no par value (the "Common Stock"), and __________ shares of the Series A Preferred Stock, $100 par value of RB Bancorp (the "Preferred Stock").

      C. As an inducement to FP Bancorp, FPNB, RB Bancorp and BRB to enter into the Plan of Reorganization, Director is willing to enter into this Agreement.

      D. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings given to them in the Plan of Reorganization.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Agreements of Director.

      1.1 Agreement to Vote. At any meeting of shareholders of RB Bancorp or in connection with any solicitation of the written consent of shareholders of RB Bancorp to approve the Merger, the Plan of Reorganization and the transactions contemplated thereby, Director shall vote or cause to be voted all of the Shares of Common Stock and Preferred Stock beneficially owned by Director and any other shares of Common Stock and/or Preferred Stock hereafter beneficially acquired by Director (collectively "Shares"), in favor of, and to approve, the principal terms of the Merger and any other matter reasonably required to consummate the Merger that requires the approval of the shareholders of RB Bancorp.

      1.2 Restrictions on Dispositions. Director agrees that from and after the date hereof and during the term of this Agreement he will neither sell nor otherwise assign, transfer, pledge, hypothecate or otherwise encumber or dispose of, any of the Shares, except that Director may exchange them for the consideration payable under the Plan of Reorganization at the time specified therein.

      1.3 Covenant Not to Compete. Director agrees that he will not at any time within the two (2) year period, immediately following the Effective Time of the Reorganization, directly or indirectly (i) engage in, or have an interest in any bank, thrift and loan, savings and loan or holding company of any such financial institutions (whether as an employee, officer, director, advisory director, agent, security holder, creditor, consultant, or otherwise) that has or is planning to have within such 2-year period an office within a 3-mile radius of the existing headquarters of BRB, or (ii) act as an informal or formal advisor to the organizers of, seek investments in, act as an organizer, director or advisory director of, provide financing of any kind (whether by loan, equity or otherwise) to or in furtherance of, or take any action to stimulate or encourage the formation of, any proposed bank, thrift and loan, savings and loan, or holding company of any such financial institutions that has or is intended or expected to have an office within such 2-year period within a 3-mile radius of the existing headquarters of BRB; provided that nothing in this Paragraph 1.3 shall be construed as prohibiting the Director from (W) serving as a member of the board of directors of a bank, thrift and loan, savings and loan, or holding company of any such financial institutions where such entity has assets in excess of $5 billion, (X) owning less than 5% of the outstanding voting stock of any entity with a class of securities registered under the Securities Exchange Act of 1934, (Y) with respect to a Director who is an attorney, rendering, personally or through the actions of any firm of which such Director is a member or with which he is associated, legal services, or (Z) with respect to a Director who is an executive officer of RB Bancorp or BRB, being employed in a position at a branch or office outside a 3-mile radius of the existing headquarters of BRB by an institution that has an office within that radius, so long as the Director does not work out of or develop business through the employees of the office within that radius.

2. Representations and Warranties of Director. Director makes the following representations and warranties as of the date hereof, and if the Closing occurs, as of the Closing Date and as of the Effective Time of the
Reorganization:

      2.1 Ownership and Related Matters. Subject to the right, power and authority of the trustee(s) of any retirement benefit plan that may hold title to the Shares for the benefit of Director and other employees of Director's employer, Director [CIRCLE ONE] (individually) (together with Director's spouse) has: (i) good and transferable title to, or is the beneficial owner of the Shares; (ii) the right, power and authority to cause or direct the sale or other disposition of the Shares; and (iii) the right, power and authority to vote or to direct the voting of the Shares.

      2.2 Authorization. Director has the legal capacity, power and authority to execute, deliver and perform this Agreement and this Agreement is the valid and binding obligation of Director enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity.

3.    Representations and Warranties of FP Bancorp and FPNB.

      3.1 Organization. Each of FP Bancorp and FPNB is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has corporate power to own its properties, to carry on its businesses as now conducted and to execute, deliver and perform this Agreement.

      3.2 Authorization. The execution, delivery and performance of this Agreement by each of FP Bancorp and FPNB have been duly and validly authorized and approved by all corporate action necessary under its charter and bylaws or required by law. This Agreement is the valid and binding agreement of each of them, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and by general principles of equity.

4.    General Provisions.

      4.1 Amendments. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

      4.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and, supersedes all prior agreements and understandings of the parties in connection therewith.

      4.3 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

      4.4 Specific Performance. Director acknowledges that, in view of the uniqueness of the obligations of Director and the transactions contemplated hereby, FP Bancorp and FPNB would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore Director agrees that FP Bancorp and FPNB shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

      4.5 Notices. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person,
(b) telexed, or (c) telecopied (provided that any notice given pursuant to clauses (b) and (c) is also mailed by certified or registered mail, postage prepaid) as follows:

If to FP Bancorp or FPNB, addressed to:

      Harvey L. Williamson, President
      FP Bancorp
      613 West Valley Parkway
      Escondido, California  92025
      Telecopier No.:   (619) 741-7381

With a copy addressed to:

      Kurt L. Kicklighter
      Higgs, Fletcher & Mack
      401 West "A" Street, Suite 2000
      San Diego, California  92101-7906
      Telecopier No.:   (619) 696-1410

If to Director, addressed to:

With a copy addressed to:

or at such other address and to the attention of such other person as a party may notify the others in accordance with this Section 4.5.

      4.6   Dispute Resolution.

            4.6.1 The parties agree that if a disputes arises with regard to the Agreement, the parties agree first to try in good faith to settle the dispute. In the event that the parties cannot settle the dispute any party shall have the right to submit the dispute to binding arbitration. Such arbitration shall be held before a single arbitrator agreed upon by the parties to the dispute, and if they cannot agree, any party may petition a California Superior Court in San Diego County for appointment of an arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to any contrary and/or additional terms of this Paragraph 4.6.

            4.6.2 The rules of evidence shall not apply to any arbitration under this Paragraph 4.6. However, in all other respects, the arbitrator shall follow applicable law.

            4.6.3 Subject to Paragraph 4.6.5, each party shall bear one-half of the costs and expenses of arbitration, and for purposes of this provision, FP Bancorp and FPNB shall constitute one party.

            4.6.4 The arbitrator shall have the power to fashion equitable remedies.

            4.6.5 The arbitrator shall have the power to award reasonable attorneys fees and costs of arbitration, including expert witness fees and expenses, to one party or another, or to allocate such fees and expenses as equitable. In determining the reasonableness of attorneys fees, the arbitrator shall be entitled to consider such matters as the arbitrator shall deem appropriate.

            4.6.6 The decision of the arbitrator or panel of arbitrators shall be binding, enforceable, and non-appealable, and may be entered in any court having jurisdiction thereof.

            4.6.7 Payment of any and all amounts granted by an arbitrator or panel or arbitrators hereunder shall be made within fifteen (15) days following the date of the decision, and thereafter, shall bear interest at the then current maximum legal rate per month, until paid in full.

      4.7 Termination. This Agreement shall terminate automatically and without further action on the earlier of the Effective Time of the Reorganization or the termination of the Plan of Reorganization in accordance with its terms, except that the rights and obligations of the parties under Paragraph 4.6 shall survive any such termination.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the day and year first above written.

                                   FP BANCORP

Date: ___________________           By: ______________________________

                                    FIRST PACIFIC NATIONAL BANK

Date: ___________________           By: ______________________________




Date: ___________________           __________________________________


                                    __________________________________
                                    [Director's Name]

SPOUSAL CONSENT

(to be executed only if the spouse of Director has an interest in the Shares)

      I am the spouse of ____________________, the Director in the above Agreement. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

Date: ___________________           __________________________________
                                    [Director's Spouse's Name]

                                   EXHIBIT "E"

[Effective Time of the Reorganization]

FP Bancorp, Inc.
613 West Valley Parkway
Escondido, CA  92025

                  Re:      RB Bancorp and The Bank of Rancho Bernardo

Ladies and Gentlemen:

                  We have acted as special counsel to RB Bancorp, a California corporation (the "Company"), and The Bank of Rancho Bernardo, a California banking corporation ("BRB"), in connection with the Agreement and Plan of Reorganization dated January 12, 1996 (the "Agreement"), between the Company and BRB, on the one hand, and FP Bancorp, Inc., a Delaware corporation ("FP Bancorp"), and First Pacific National Bank ("FPNB"), a national banking association, on the other hand. This opinion letter is being furnished to FP Bancorp pursuant to Paragraph 6.2.2 of the Agreement. Terms used and not otherwise defined herein are used with the same meaning ascribed to such terms in the Agreement or the Accord (as defined below). In the event of any inconsistency between the definition of any such term in the Agreement and the Accord, the definition set forth in the Agreement shall govern.

                  This opinion letter is governed by, and shall be interpreted in accordance with, the legal opinion accord (the "Accord") of the American Bar Association Business Law Section (1991). This opinion letter is also governed by, and shall be interpreted in accordance with, the "California Provisions" set forth in the Business Law Section of the State Bar of California Report on the Third-Party Legal Opinion Report of the ABA Business Law Section (dated May
1992) and is therefore subject to a number of additional qualifications, exceptions, and understandings, all as more particularly described in the California Provisions and California Generic Exception, and this opinion letter should be read in conjunction therewith. The law covered by this opinion letter is limited to the law of the State of California and to the federal law of the United States of America to the extent applicable to the second sentence of paragraph (b) of our opinion and to the extent applicable to all of our opinion expressed in paragraph (e).

                  The following terms are defined as set forth below. To the extent defined in the Accord, they are hereby modified for purposes of applying the Accord to this opinion letter, and shall have the meanings indicated:

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 2

                  "Transaction Documents" shall mean the Agreement, the Holding Company Agreement to Merge and the Bank Agreement to Merge.

                  "Enforceable in accordance with their terms" as used in paragraph (d) of our opinion shall mean:

                  (i) A contract has been formed under the laws of the State of California;

                  (ii) A remedy will be available with respect to each agreement of the Company and BRB in the Transaction Documents or such agreement will otherwise be given effect, except as otherwise qualified, excepted or limited by this opinion letter; and

                  (iii) A California court or United States federal court may not strictly enforce every provision in such Transaction Documents under the circumstances prevailing at the time of the breach; however, in the event of a material breach of a material provision of the Transaction Documents, failure to enforce one or more of such provisions will not render such Transaction Documents invalid as a whole and there exists, in such Transaction Documents or pursuant to applicable law, legally adequate remedies for realization of the principal benefits intended to be provided by such Transaction Documents.

                  "Primary Lawyer Group" means Gary J. Spradling, Li-An C. Leonard and Elizabeth A. Ryner.

                  As special counsel to the Company and BRB, we have examined copies of only the following Company and BRB documents in connection with rendering the opinions expressed herein:

                  1. The Articles of Incorporation of the Company, together with any amendments thereto, as certified by the Secretary of State of the State of California;

                  2. The Articles of Incorporation of BRB, together with any amendments thereto, as certified by the Secretary of State of the State of California;

                  3. The Bylaws of the Company, as certified on ____________, by the secretary of the Company as then being complete, accurate and in effect;

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 3

                  4. The Bylaws of BRB, as certified on _____________, by the Secretary of BRB as then being complete, accurate and in effect;

                  5. Minutes of the Board of Directors of the Company, as certified by the secretary of the Company on ______________, as then being complete, accurate and in effect, authorizing the execution and delivery of and performance under the Agreement;

                  6. Minutes of the Board of Directors of BRB as certified by the secretary of BRB on _____________, as then being complete, accurate and in effect, authorizing the execution and delivery of and performance under the Agreement;

                  7. Minutes of the Board of Directors of the Company as certified by the secretary of the Company on _____________, as then being complete, accurate and in effect, authorizing the execution and delivery of and performance under the Holding Company Agreements to Merge;

                  8. Minutes of the Board of Directors of BRB as certified by the secretary of BRB on _____________, as then being complete, accurate and in effect, authorizing the execution and delivery of and performance under the Bank Agreement to Merge;

                  9. Certificates as to Incumbency for both the Company and BRB dated _________________;

                  10. Executed copy of the Agreement;

                  11. Executed copies of the Holding Company Agreements to Merge; and

                  12. Executed copy of the Bank Agreement to Merge.

                  Our opinions hereinafter expressed are further subject to the following qualifications and assumptions:

                  1. Our opinion in paragraph (a) as to good standing is based upon certificates of the California Secretary of State dated
____________________, 1996, and certificates of the respective secretaries of those entities dated as of the Closing Date.

                  2. Our opinion in paragraph (b) as to the Company's authorization to operate as a bank holding company is based upon a Certificate of Good Standing issued by the Federal Reserve Board

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 4

(or the Federal Reserve Bank of San Francisco acting by delegated authority) dated , 1996, and a certificate of the secretary of the Company dated as of the Closing Date.

                  3. Our opinion in paragraph (b) as to BRB's authorization to conduct a commercial banking business is based on a Certificate of Good Standing issued by the California Superintendent of Banking dated _____________, 1996 and a certificate of the secretary of BRB dated as of the Closing Date.

                  4. The General Qualifications of the Accord and California Provisions apply to all of the opinions set forth in this opinion letter.

                  5. Our opinions in paragraphs (b) through (f) are based in part upon certificates provided by officers of the Company and/or BRB as to certain factual matters.

                  6. The enforcement of the Transaction Documents may be subject to or limited by the unenforceability qualification or limitation of certain provisions thereof under certain circumstances, including, but not limited to, any provisions as to covenants not to compete, protection or indemnification for environmental related liabilities, choice of law, forum selection, consent to jurisdiction, appointment of FP Bancorp or FPNB as an attorney-in-fact for the Company or BRB, or liquidated damages provisions or provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

                  Based upon and subject to the limitations, qualifications and assumptions set forth above and the limitations, qualifications and assumptions set forth in the Accord, California Provisions and California Generic Exception, which limitations, qualifications and assumptions are incorporated herein by reference, we are of the opinion that:

                  (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. BRB is a banking corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

                  (b) The Company and BRB have full corporate power and authority to conduct all of the respective activities conducted by each of them, to own or lease all the assets respectively owned or

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 5

leased by each of them and to conduct their respective businesses as presently conducted. The Company is authorized by the Federal Reserve Board to operate as a bank holding company under the Bank Holding Company Act. BRB is authorized by the California Superintendent of Banking to conduct a commercial banking business.

                  (c) The Company's authorized capitalization consists of 10,000,000 shares of common stock, no par value, of which 9,955 shares are issued and outstanding, and 23,358 shares of Series A Preferred Stock, $100 par value, of which 23,358 shares are issued and outstanding. The authorized capitalization of BRB consists solely of 2,500,000 shares of common stock, of which one share is issued and outstanding. There are no commitments, understandings, options or agreements for the issue of any additional shares, debt or securities of either the Company or BRB, except to the extent BRB may be obligated to fund benefits under its Employee Stock Ownership Plan. The outstanding share of BRB is beneficially and of record owned and held by the Company and is not subject to any lien, encumbrance or assessment. The outstanding shares of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. The outstanding share of BRB has been duly authorized and validly issued, and is fully paid. However, it is subject to assessment by the board of directors of BRB upon order of the California Superintendent of Banking for the purpose of correcting an impairment of contributed capital.

                  (d) The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company and BRB, and have been duly and validly executed and delivered by the Company and BRB; and the Transaction Documents are valid and binding obligations of the Company and BRB and are enforceable in accordance with their terms against the Company and BRB.

                  (e) Except as disclosed in the Agreement, its schedules and exhibits, the execution, delivery, performance and compliance with the terms of the Transaction Documents do not conflict with or constitute a material default under the provisions of any judgment, writ, decree, order or regulatory agreement of which we have Actual Knowledge.

                  (f) The officers of the Company and BRB who have executed the Transaction Documents are duly qualified, elected and serving.

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 6

                  Finally, this opinion letter does not address any of the following legal issues:

                  (a) Federal securities laws and regulations administered by the Securities and Exchange Commission or state "Blue Sky" laws and regulations, except as otherwise expressly set forth herein;

                  (b) Federal Reserve Board margin regulations;

                  (c) Pension and employee benefit laws and regulations (e.g., ERISA);

                  (d) Federal and state antitrust and unfair competition laws and regulations;

                  (e) Federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino, Exon-Florio), other than requirements applicable to charter-related documents;

                  (f) Compliance with fiduciary duty requirements;

                  (g) Local Law;

                  (h) Fraudulent transfer and fraudulent conveyance laws;

                  (i) Federal and state environmental laws and regulations;

                  (j) Federal and state land use and subdivision laws and regulations;

                  (k) Federal and state tax laws and regulations;

                  (l) Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations;

                  (m) Federal and state racketeering laws and regulations (e.g., RICO);

                  (n) Federal and state health and safety laws and regulations (e.g., OSHA);

                  (o) Federal and state labor laws and regulations;

FP Bancorp, Inc.
[Effective Time of the Reorganization]
January 9, 1996
Page 7

                  (p) Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

                  (q) Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); or

                  (r) The laws of any state or jurisdiction other than (i) the State of California, and (ii) the United States of America to the extent applicable to the second sentence of paragraph (b) of our opinion and to the extent applicable to all of paragraph (e) of our opinion.

                  This opinion letter is furnished to you by us as special counsel to the Company and BRB solely in connection with the transactions contemplated by the Transaction Documents and may not be used for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of its date and we undertake no, and specifically disclaim any, obligation to advise you of any change in or new development that may affect any opinion set forth herein.

                                               Very truly yours,

                                               DUCKOR SPRADLING & METZGER
                                               A Law Corporation

                                               By:  _________________________

:jlb

                                   EXHIBIT "F"

[Effective Time of the Reorganization]

RB Bancorp
[address]

The Bank of Rancho Bernardo
[address]

      Re:   FP Bancorp, Inc. and First Pacific National Bank

Ladies and Gentlemen:

      We have acted as special counsel to FP Bancorp, Inc., a Delaware corporation (the "Company") and First Pacific National Bank, a national banking association ("FPNB") in connection with the Agreement and Plan of Reorganization dated January 12, 1996 (the "Agreement"), between the Company and FPNB, on the one hand, and RB Bancorp, a California corporation ("RB Bancorp") and The Bank of Rancho Bernardo, a California banking corporation ("BRB") on the other hand. This opinion letter is being furnished to RB Bancorp and BRB pursuant to Paragraph 6.3.2 of the Agreement. Terms used and not otherwise defined herein are used with the same meaning ascribed to such terms in the Agreement or the Accord (as defined below). In the event of any inconsistency between the definition of any such term in the Agreement and the Accord, the definition set forth in the Accord shall govern.

      This opinion letter is governed by, and shall be interpreted in accordance with, the legal opinion accord (the "Accord") of the American Bar Association Business Law Section (1991) and the "California Provisions" set forth in the Business Law Section of the State Bar of California Report on the Third-party Legal Opinion Report of the ABA Business Law Section (dated May 1992). As a consequence of interpretation of this opinion letter pursuant to the Accord and the California Provisions, this opinion letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, and this opinion letter should be read in conjunction therewith. The law covered by this opinion letter is limited to the law of the State of California and to the federal law of the United States of America to the extent applicable to the Transaction Documents, and as to our opinion in paragraph (a) regarding FP Bancorp, the law of the State of Delaware.

      The following phrases are defined as set forth below. To the extent defined in the Accord, they are hereby modified and for purposes of applying the Accord to this opinion letter, and shall have the meanings indicated:

      "Transaction Documents" shall mean the Agreement, the Holding Company Agreements to Merge and the Bank Agreement to Merge.

RB Bancorp
Bank of Rancho Bernardo
[Effective Time of the Reorganization]
Page 2

      "Enforceable in accordance with their terms" as used in paragraph (b) of our opinion shall mean:

      (i) The person or entity had the legal capacity or power to enter into such document;

      (ii) Such document has been duly authorized, executed and delivered by the person or entity;

      (iii) Such document is an effective contract formed under the laws of California or the United States, or both;

      (iv) No contractual defense is available to the entirety of such document; and

      (v) A California court or United States federal court may not strictly enforce every provision in such document under the circumstances prevailing at the time of the breach; however, in the event of a material breach of a material provision of such document, failure to enforce one or more of such provisions will not render such document invalid as a whole and there exists, in such document or pursuant to applicable law, legally adequate remedies for realization of the principal benefits intended to be provided by such document.

      "Primary Lawyer Group" means Kurt L. Kicklighter, John L. Morrell and Erick R. Altona.

      Our opinions hereinafter expressed are further subject to the following qualifications and assumptions:

      1. Our opinion in paragraph (a) as to good standing is based upon a certificate of the Delaware Secretary of State dated ____________________, 1996, a certificate of the Comptroller dated ____________________, 1996, and certificates of the respective secretaries of the Company and FPNB dated as of the Closing Date.

      2. The General Qualifications of the Accord apply to all of the opinions set forth in this opinion letter.

      3. Our opinions in paragraphs (b) and (c) are based in part upon certificates provided by officers of the Company as to certain factual matters.

      4. The enforcement of the Transaction Documents may be subject to or limited by the unenforceability of certain provisions thereof under certain circumstances, including liquidated damages provisions or provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

RB Bancorp
Bank of Rancho Bernardo
[Effective Time of the Reorganization]
Page 3

      Based upon and subject to the limitations, qualifications and assumptions set forth above and incorporated by reference to the Accord, we are of the opinion that:

      (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. FPNB is a banking corporation duly incorporated, validly existing and in good standing under the laws of the United States.

      (b) The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of the Company, and FPNB, and have been duly and validly executed and delivered by the Company and FPNB; and the Transaction Documents are valid and binding obligations of the Company and FPNB and are enforceable in accordance with their terms against the Company and FPNB.

      (c) Except as disclosed in the Agreement, its schedules and exhibits, the execution, delivery, performance and compliance with the terms of the Transaction Documents do not conflict with or constitute a default under the provisions of any judgment, writ, decree, order or regulatory agreement of which we have Actual Knowledge.

      (d) The officers of the Company and FPNB who have executed the Transaction Documents are duly qualified, elected and serving.

      This opinion letter is furnished to you by us as special counsel to the Company and FPNB solely in connection with the transactions contemplated by the Transaction Documents and may not be used for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of its date and we undertake no, and specifically disclaim any, obligation to advise you of any change in or new development that may affect any opinion set forth herein.

                                    Very truly yours,


                                    HIGGS, FLETCHER & MACK